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SCHEDULE 14C/A
(Rule 14c-101)
INFORMATION REQUIRED IN INFORMATION STATEMENT
SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934

Check the appropriate box:
☒	Preliminary Information Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

4-D NEUROIMAGING (Name of Registrant as Specified in Its Charter)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

4-D NEUROIMAGING
9727 Pacific Heights Boulevard
San Diego, CA 92121
(858) 453-6300

January 2, 2004

Dear Shareholder:

        Effective October 13, 2003 and as amended December 16, 2003, the full board of directors of 4-D Neuroimaging, a California corporation ("4-D" or the "Company"), and effective November 6, 2003 and as amended on December 17, 2003, the holders of a majority of the outstanding shares of common stock of 4-D executed written consents approving, among other things, an amendment to 4-D's Seventh Amended and Restated Articles of Incorporation that, upon filing with the Secretary of State of the State of California, will give effect to a 1-for-1200 reverse split of 4-D's common stock (the "Reverse Split"). The actions to be taken pursuant to the written consents shall be taken at least 20 days after the mailing of this Information Statement.

        We are sending you this information statement of 4-D on Schedule 14C (the "Information Statement") in connection with the proposed Reverse Split. Only shareholders of record at the close of business on November 12, 2003 will be given Notice of the Action by Written Consent. This is not a notice of a special meeting. This Information Statement is designed to inform you of the Reverse Split and to provide you with information about the Reverse Split.

        WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

        THE REVERSE SPLIT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE FAIRNESS OR MERIT OF THE REVERSE SPLIT NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS INFORMATION STATEMENT IN CONNECTION WITH THE REVERSE SPLIT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY 4-D OR ANY OTHER PERSON.

        The date of this Information Statement is January 2, 2004.

                      By Order of the Board of Directors,

                      Eugene C. Hirschkoff, Ph.D., Corporate Secretary

4-D NEUROIMAGING
9727 Pacific Heights Boulevard
San Diego, CA 92121
(858) 453-6300

NOTICE OF ACTION TAKEN BY WRITTEN CONSENT

OF

A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK

OF

4-D NEUROIMAGING

        NOTICE IS HEREBY GIVEN, pursuant to Section 603 of the California General Corporation Law, that on November 6, 2003 and amended on December 17, 2003, the record holders of a majority of the outstanding shares of common stock of 4-D Neuroimaging, a California corporation ("4-D"), acted by written consent, without a shareholders' meeting, to, among other things, adopt and approve a 1-for-1200 reverse split of 4-D's common stock (the "Reverse Split"). The following actions will be taken pursuant to such written consent:

  1.
  On or about the twentieth (20th) day following the mailing of this Information Statement, our Seventh Amended and Restated Articles of Incorporation will be amended and restated to decrease the number of authorized shares of common stock of 4-D from 500,000,000 to 416,667 shares, by the filing of the Restated Articles in substantially the form attached hereto as Annex A.

  2.
  On or about the twentieth (20th) day following the mailing of this Information Statement, American Stock Transfer & Trust, 4-D's transfer agent, will process a reverse split of 4-D's common stock at the rate of 1-for-1200, whereby every 1200 shares of 4-D's common stock will be combined and converted into one share of 4-D common stock. No fractional shares will be issued. The Company will pay US$0.15 for each share of 4-D common stock held by a holder of fewer than 1200 shares of 4-D common stock immediately before the record date effecting the reverse stock split. Any fractional share to which a holder of more than 1200 shares of 4-D common stock immediately before the record date for such reverse stock split would otherwise be entitled will be adjusted upward to the nearest whole share and no cash will be paid for any such fractional share.

  3.
  All stock certificates evidencing ownership of 4-D common stock outstanding immediately prior to the Reverse Split shall be deemed cancelled without further action by the shareholders, and following the split, 4-D will issue new common stock or deliver cash in accordance with the foregoing.

        These items are described in detail in the enclosed Information Statement, which is hereby incorporated by reference and made part of this notice.

                      Eugene C. Hirschkoff, Ph.D.
                      Secretary
                      San Diego, California

i

INFORMATION CONCERNING 4-D NEUROIMAGING	39
The Company	39
Product and Market Development	40
Our Directors and Executive Officers	41
Security Ownership of Management	42
Principal Shareholders and their Security Ownership	44
Certain Relationships and Related Transactions with Affiliates	46
OTHER MATTERS	47
Available Information	47
Where You Can Find More Information	47
ANNEX A	48
EIGHTH AMENDED AND RESTATED ARTICLES OF INCORPORATION OF 4-D NEUROIMAGING,	48
REPORT OF INDEPENDENT ACCOUNTANTS	50
ANNEX B	51
CONSOLIDATED BALANCE SHEETS	51
CONSOLIDATED STATEMENTS OF OPERATIONS	52
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)	53
CONSOLIDATED STATEMENTS OF CASH FLOWS	54
Notes to Consolidated Financial Statements	56
ANNEX C	72
PRO FORMA CONSOLIDATED BALANCE SHEET	72
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS	73

ii

SUMMARY TERM SHEET

        The following paragraphs summarize the material terms and conditions of the reverse stock split. This summary should be read in conjunction with the full text of this Information Statement and the annexes attached hereto. EACH SHAREHOLDER IS URGED TO READ THE ENTIRE INFORMATION STATEMENT AND ANNEXES WITH CARE.

The Reverse Stock Split

        On or about the twentieth (20th) day following the mailing of this Information Statement, 4-D Neuroimaging, a California corporation ("4-D" or the "Company"), will file with the California Secretary of State the Company's Eighth Amended and Restated Articles of Incorporation (the "Restated Articles") to effect a 1-for-1200 reverse split (the "Reverse Split") of the Company's common stock, no par value, as unanimously approved by our board of directors and the holders of a majority of 4-D's outstanding common stock. A copy of the Restated Articles is attached hereto as Annex A.

        Every holder of record on the date of effectiveness of the filing of the Restated Articles with the California Secretary of State (the "Effective Date of the Reverse Split") will be entitled to receive one share of common stock for every 1200 shares of common stock held by such person. No fractional shares will be issued in connection with the Reverse Split. For the holders of fewer than 1200 shares of common stock, the Company will pay US$0.15 for each share of common stock (the "Cash Consideration") held by such shareholder immediately before the Effective Date for the Reverse Split. Any fractional share held by a holder of more than 1200 shares of common stock on the Effective Date of the Reverse Split shall be adjusted upward to the nearest whole share and no cash shall be paid for such fractional share. For detailed information concerning the terms and provisions of the Reverse Split, see "Special Factors" and "The Reverse Split."

        Following the completion of the Reverse Split and the filing of a Form 15 with the Securities and Exchange Commission ("SEC"), 4-D's registration of its common stock as well as its duty to file reports with the SEC under Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended ("Registration and Periodic Reporting Obligations"), will terminate and 4-D's common stock will no longer be publicly-traded on the OTC Bulletin Board. 4-D will continue operations as a non-reporting private corporation. For detailed information concerning the purpose, reasons for and effect of the Reverse Split, see "Special Factors."

Reports, Opinions and Appraisals

        4-D has not appointed a special committee of independent directors or obtained a fairness report, opinion, appraisal, or other independent assessment of the fairness of the terms of the Reverse Split or the value of 4-D's common stock. For additional information concerning the appointment of a special committee or outside appraisal, see "Special Factors—Reports, Opinions and Appraisals," and "Special Factors—Factors Considered by the Board of Directors as to the Fairness of the Reverse Split—Factors Disfavoring the Reverse Split."

Determination of the Board of Directors

        After careful consideration of several factors relating to the fairness of the Reverse Split, the Cash Consideration to be paid to shareholders who holder fewer than 1200 shares as of the Effective Date of the Reverse Split, and the benefits and consequences of the Reverse Split, 4-D's board of directors determined that the Reverse Split is substantively and procedurally fair to, and in the best interests of, 4-D's unaffiliated shareholders, whether they are cashed out or remain as shareholders of 4-D. To that end, effective October 13, 2003 and as amended December 16, 2003, the board of directors unanimously approved the filing of the Restated Articles, and the transactions contemplated thereby, which will result in the Reverse Split. For additional information concerning the board of director's approval of the Reverse Split, see "Special Factors—Reasons for the Reverse Split," "Special Factors—Alternatives to the Reverse Split Considered by the Board of Directors," "Special Factors—Factors Considered by the Board of Directors as to the Fairness of the Reverse Split;" and "Special Factors—Position of 4-D Regarding the Fairness of the Reverse Split."

Reservation of Right to Abandon the Reverse Split

        Our board of directors has retained the right to abandon the Reverse Split, even though approved, if it determines prior to the Effective Date of the Reverse Split that the Reverse Split is not then in the Company's best interest or the best interest of our shareholders. Among the circumstances the board may consider in reaching a decision to abandon the Reverse Split is if the transaction becomes too expensive or there is a risk that it will not result in a reduction in the number of record holders to fewer than 300. For additional information concerning the board of director's right to abandon the Reverse Split, see "Special Factors—Reservation of Right to Abandon the Reverse Split."

Shareholder Approval

        The affirmative vote of the holders of a majority of the issued and outstanding shares of 4-D's common stock is required to effect the Reverse Split. As of November 6, 2003, the Company had 221,859,748 shares of common stock issued and outstanding, of which affiliates Martin Egli, Martin Velasco, Enrique Maso, Rose Rita Graetz and Hans-Ueli Rihs collectively own or control 185,118,845 shares, or approximately 83% of the outstanding common stock of the Company. Shortly after the board provided their unanimous consent to approve the Reverse Split, the Company contacted Ms. Graetz, a 28% stakeholder of the Company, and Mr. Maso, a 29% stakeholder and former director of the Company, to obtain their consent to approve the Reverse Split. Mr. Egli, Mr. Velasco and Mr. Rihs were already aware of the proposed transaction as a result of their status as board members. After consideration of the benefits and detriments of the Reverse Split, all five of these affiliated shareholders determined it was in the best interest of the Company and its shareholders to proceed with the Reverse Split. Accordingly, on November 6, 2003, each of these affiliated shareholders acted individually and in the case of Mr. Egli on behalf of Swisspartners Investment Network AG; in the case of Mr. Velasco on behalf of International Sequoia Investments Ltd.; and in the case of Dr. Maso on behalf of MATRUST, S.L., pursuant to California law, by written consent to approve the Reverse Split and the transactions contemplated thereby and to adopt for filing the Restated Articles. On December 17, 2003, each of these affiliate-shareholders amended their consent to approve the 1-for-1200 split ratio. No further shareholder vote, action or consent is necessary, and there will not be a special meeting of shareholders. WE ARE NOT ASKING YOU FOR A PROXY AND WE REQUEST THAT YOU DO NOT SEND US A PROXY. For additional information concerning the shareholders' approval of the Reverse Split, see "The Reverse Split—Shareholder Consent to the Reverse Split."

        Our board of directors has fixed the close of business on November 12, 2003 as the record date for the determination of the shareholders entitled to notice of the action by written consent ("Record Date for Notice").

Source of Funds for the Reverse Stock Split

        4-D plans to finance the Reverse Split with its working capital. For more information, see "The Reverse Split—Source of Funds and Financial Effect of the Reverse Split."

Price Range of Common Stock

        4-D's common stock is traded over-the-counter through the Nasdaq OTC Bulletin Board under the symbol "FDNX.OB." On November 12, 2003, the last day on which shares of 4-D common stock traded prior to the public announcement of the proposed Reverse Split, the high and low trading prices for 4-D's common stock was $0.06 and $0.05, respectively. For price ranges of the Company's common stock, see "Market for Our Common Stock and Dividend Policy."

Material Federal Income Tax Consequences

        We believe the Reverse Split will be treated as a tax-free "recapitalization" for federal income tax purposes, which will result in no material federal income tax consequences to 4-D. Depending on your individual situation, the Reverse Split may give rise to certain income tax consequences. For additional information concerning the potential federal income tax consequences of the Reverse Split, see "Special Factors—Certain Material Federal Income Tax Consequences."

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

        This Information Statement contains certain forward-looking statements that involve risks and uncertainties. Because these forward-looking statements are being made in connection with an SEC Rule 13e-3 transaction, the safe harbor created by Section 21E of the Exchange Act does not apply to these statements. Such forward-looking statements involve risks and uncertainties and include, but are not limited to, statements regarding future events and our plans, goals and objectives. Such statements are generally accompanied by words such as "intend," "anticipate," "believe," "estimate," "expect," or similar terms. 4-D's actual results may differ materially from such statements, which reflect our board of directors' and/or management's opinions only as of the date hereof.

        Although 4-D believes that the assumptions underlying its forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there cannot be any assurance that the results contemplated in such forward-looking statements will be realized. The inclusion of such forward-looking information should not be regarded as a representation by 4-D or any other person that the future events, plans or expectations contemplated by 4-D will be achieved. To the extent required by the federal securities laws, 4-D has a responsibility to make full and prompt disclosure of material facts, both favorable and unfavorable, regarding 4-D's financial condition and this responsibility may extend to situations where management knows or has reason to know that previously disclosed projections no longer have a reasonable basis. Readers should carefully review the risk factors set forth herein as well as other factors addressed in this report. Forward-looking statements made in this document or in any documents incorporated by reference or otherwise made in reference to this transaction are not protected under the safe harbors of the Private Securities Litigation Reform Act of 1995.

SPECIAL FACTORS

Purpose of the Reverse Split

        The purpose of the Reverse Split is to reduce the number of holders of record of the Company's common stock to fewer than 300 by cashing out the fractional shares that result from the Reverse Split, which will allow us to terminate our Registration and Periodic Reporting Obligations and continue future operations as a private company, thereby relieving us of the costs, administrative burdens and competitive disadvantages associated with a operating as a public company.

Background of the Reverse Split; Alternatives Considered by the Board

        4-D had its first public offering of its stock in 1989. In 1989 it was believed that Magnetoencephalography (MEG) was ready to soon emerge as a major medical imaging modality. The Company raised capital to position itself to develop that market. Over the next 6 years the Company continued to raise additional capital from the public markets as it continued to develop the market for MEG. During this time the Company experienced continuing losses in its operations. In 1995, the Company required additional capital to continue its development efforts. It was unsuccessful in its efforts to raise this capital in the public sector. It was successful in raising a significant amount of capital from private investors. Since 1995, all of the capital the Company has raised has been from private investors.

        In 1999, as part of its strategy to increase its revenues and margins, the Company acquired Neuromag, a Finnish company and competitor of 4-D. Over the next 34 months the Company continued to raise necessary capital from private investors. During this same period the development of the MEG market continued to experience delays. Additionally, efforts to integrate the two operating units represented by 4-D and the newly acquired Neuromag subsidiary were not successful.

        Faced by continuing losses, a continuing lack of interest from public sector investors, and the need for additional working capital, the Company implemented a new cost structure, which included a series of extensive cost-cutting measures. As a result, the Neuromag subsidiary was sold to a third-party, the personnel count was reduced from more than 100 people in 2001 to 31 in October 2003, and the lease on the Company's principal offices was renegotiated. Under this new cost structure, it became clear that maintaining the Company's public status came at a significant cost to the Company with no significant benefit. It was at this point that the management of the Company raised the question of whether it might be in the Company's best interest to go private. After due consideration of the reasons and factors identified herein and in light of the anticipated increase in the cost of remaining public due to new regulations under the Sarbanes-Oxley Act of 2002, the board of directors decided to consider the recommendation of management to take the company private and directed management to determine the cost savings and other benefits to the Company and its shareholders that could be achieved taking the Company private by terminating the Company's Registration and Periodic Reporting Obligations.

        It was later determined that terminating the Company's Registration and Periodic Reporting Obligations would result in significant cost savings and better competitive positioning as well as help to maximize shareholder value. In order to apply to terminate the Company's Registration and Periodic Reporting Obligations, the Company would have to reduce the number of record holders of the Company's common stock to fewer than 300. It was determined that the Reverse Split would be the best means of accomplishing this goal. In reaching their decision, our board of directors considered the following alternatives to the Reverse Split:

  •
  A tender offer at a similar price per share.    This alternative was rejected because the offer must be extended to all holders, and in light of the board's concern that not enough holders of fewer than 1200 shares will make the effort to tender their shares, the Company risks spending a significant amount of money without any guarantee that the number of records holders will fall below 300.

  •
  A purchase of shares on the open market.    This alternative was rejected because the impact of purchases by the Company on the limited trading volume could be significant and there is no assurance that a sufficient number of shareholders with fewer than 1200 shares would participate to effectively reduce the number of shareholders.

        Because the results of a reverse stock split are more predictable and automatic, our board of directors believes that the Reverse Split is the most expeditious and economical way of reducing the number of holders of record to fewer than 300 and effecting the termination of our Registration and Periodic Reporting Obligations. As a result, on October 13, 2003, the full board of directors executed written consents approving a 1-for-500 reverse split of the Company's common stock. The Company has since determined that approximately 1.44 million shares are held by various brokerage firms, or in street name, for the benefit of approximately 2000 beneficial holders. To ensure that the Company does not exceed the 500 shareholder threshold for private company's following the Reverse Split, which would require the Company to resume its Registration and Periodic Reporting Obligations, the Company concluded that a split ratio of 1-for-1200 would be necessary. Accordingly, effective December 16, 2003, the full board of directors of 4-D executed written consents approving an amendment to 4-D's Seventh Amended and Restated Articles of Incorporation that, upon filing with the Secretary of State of the State of California, will give effect to a 1-for-1200 reverse split of the common stock of the Company.

        The affirmative vote of the holders of a majority of the issued and outstanding shares of 4-D's common stock is required to effect the Reverse Split. Of the Company's 221,859,748 outstanding shares of common stock as of November 6, 2003, 185,118,845 shares, or approximately 83%, are owned or controlled by five affiliates of the Company—Martin Egli, who hold shares individually and as a partner and principal of Swisspartners Investment Network AG; Martin Velasco, who hold shares individually and as majority shareholder of International Sequoia Investments Ltd.; Enrique Maso, who holds shares individually and as managing director of MATRUST, S.L.; Rose Rita Graetz and Hans-Ueli Rihs. As current members of the board of directors, Mr. Egli, Mr. Velasco and Mr. Rihs were directly involved with the decision to take the Company private by means of the Reverse Split, including the evaluation of the benefits and detriments. Shortly after the board executed their consent approving the Reverse Split on October 13, the Company contacted each of these affiliates to obtain their consent for the Reverse Split. After consideration of the benefits and detriments of the Reverse Split from a shareholder perspective, Mr. Egli, Mr. Velasco, Mr. Rihs, Ms. Graetz and Mr. Maso determined it was in the best interest of the Company and its shareholders to proceed with the Reverse Split. Accordingly, on November 6, 2003, these affiliate-shareholders acted individually and in the case of Mr. Egli on behalf of Swisspartners Investment Network AG; in the case of Mr. Velasco on behalf of International Sequoia Investments Ltd.; and in the case of Dr. Maso on behalf of MATRUST, S.L., pursuant to California law, by written consent to approve the Reverse Split and the transactions contemplated thereby and to adopt for filing the Restated Articles. On December 17, 2003, each of these affiliate-shareholders amended their consent to approve the 1-for-1200 split ratio. No further shareholder vote, action or consent is necessary, and there will not be a special meeting of shareholders. On or about the twentieth (20th) day following the mailing of this Information Statement, we will file the Restated Articles with the California Secretary of State to effect the Reverse Split. Such action will be taken so that the Company can reduce the number of holders of record of our common stock to less than 300, which will allow us to terminate the registration of our securities pursuant to Section 12(g) and our duty to file reports under Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act").

Reasons for the Reverse Split

        There are three primary reasons to take the Company private:

  Cost-Savings

        We incur direct and indirect costs associated with our status as a public-reporting company. Among the most significant are the costs associated with compliance with the Registration and Periodic Reporting Obligations imposed by the SEC. Direct costs associated with compliance with the Registration and Periodic Reporting Obligations include, but are not limited to:

  •
  auditing fees,

  •
  legal fees,

  •
  financial printer fees and

  •
  miscellaneous clerical and other administrative expenses, such as word processing, conversion to EDGAR, telephone and fax charges associated with the filing of periodic reports.

        Based on our experience in prior years, our direct costs of complying with the Registration and Periodic Reporting Obligations are estimated to be approximate $157,950 annually, based on estimated annual audit fees of $58,500, estimated annual legal fees of $53,000, estimated financial printer fees of $9,650, annual report costs of $24,800, and estimated miscellaneous costs of $12,000. Indirect costs associated with compliance with the Registration and Periodic Reporting Obligations include, among other things, the administrative resources of the Company and the time our executive officers expend to prepare and review our periodic reports. Because we have relatively few executive personnel, these indirect costs are substantial. Due to new regulations and compliance procedures required of public companies under the Sarbanes-Oxley Act of 2002, the Company expects that the direct and indirect costs identified above will only increase in the future.

        The cost of administering each registered shareholder's account is the same regardless of the number of shares held in that account. As of November 12, 2003, our common stock was held of record by approximately 389 shareholders and approximately 215 shareholders of record held fewer than 1200 shares, representing approximately 55% of the total number of holders of record of our common stock. These accounts holding fewer than 1200 shares represent less than 0.05% of the total number of outstanding shares of our common stock. Assuming that the Reverse Split does not occur, in 2004, the estimated cost for each shareholder account, whether registered or holding shares in street name, will be approximately $10.50 for transfer agent and other administrative fees, printing and postage costs to mail proxy materials and the annual and periodic reports required to be distributed to shareholders under the Exchange Act. Given that there are approximately 2,400 beneficial holders of 4-D common stock, the cost of such shareholders accounts for 2004 will be approximately $252,000. Assuming the Reverse Split is successful, the Company will save an estimated $108,500 per year including savings in transfer agent and other administrative fees, printing and postage costs to mail proxy materials and the annual and periodic reports required to be distributed to shareholders under the Exchange Act, plus such indirect costs, such as management's time and resources currently dedicated to compliance with the Registration and Periodic Reporting Obligations.

        The board of directors considered the cost to 4-D of continuing to file periodic reports with the SEC and complying with the proxy and annual report requirements under the Exchange Act compared to the benefits to 4-D and its shareholders of continuing to operate as a public company. Under the circumstances, the board determined that the benefits that 4-D and its shareholders would typically expect to derive from 4-D's status as a public company are not being realized and are not likely to be realized in the foreseeable future. As a result, the board of directors concluded that the elimination of the costs of complying with 4-D's Registration and Periodic Reporting Obligations, estimated at

$266,450 per year, outweighed the benefits of continuing to incur such costs. 4-D is, therefore, undertaking the Reverse Split at this time to save the Company the substantial costs, which are only expected to increase over time, and resources required to comply with the Registration and Periodic Reporting Obligations and other obligations associated with operating as a public-reporting company. However, the estimates set forth above are just that—estimates. The actual savings to be realized from terminating our Registration and Periodic Reporting Obligations may be higher or lower than such estimates.

  Lack of Capital from Public Sector

        To date, 4-D has been unable to take advantage of the capital available through the public markets. Further, 4-D's board of directors do not have any present intent to raise capital through sales of the Company's securities in a public offering or to acquire other business entities using the Company's common stock as the consideration for such acquisition. Accordingly, 4-D has not and is not likely to make use of, or benefit from, the advantages generally associated with operating as a public company.

  Competitive Disadvantage

        As a public company, we are required to make certain disclosures in connection with our Registration and Periodic Reporting Obligations. Such public disclosures can place us at a competitive disadvantage by providing our non-public competitors with strategic information about our business, operations and results while not having access to similar information about these competitors.

        In light of our limited size and resources, competitive disadvantages related to our public-reporting obligations and our lack of intent to raise capital through a public offering or effect acquisitions using our stock, our board of directors does not believe the costs associated with maintaining our Registration and Periodic Reporting Obligations and maintaining our shareholder accounts with less than 1200 shares are justified. Our board of directors believes that it is in the Company's best interest and the best interest of 4-D's shareholders as a whole to eliminate the administrative burden and costs associated with maintaining our Registration and Periodic Reporting Obligations and maintaining shareholder accounts of fewer than 1200 shares.

Factors Considered by the Board of Directors as to the Fairness of the Reverse Split

        Our board of directors has analyzed the Reverse Split and its anticipated effects on our shareholders and all of the members of our board of directors deemed the Reverse Split and related termination of our Registration and Periodic Reporting Obligations to be substantively and procedurally fair to, and in the best interests of, both our affiliated and unaffiliated shareholders, whether they are cashed out or remain as shareholders following the Reverse Split. In reaching this conclusion, our board of directors considered, in no particular order and without preference, the following factors:

  Substantive Factors Favoring the Reverse Split:

        The Reverse Split offers shareholders who hold fewer than 1200 shares the opportunity to dispose of their holdings at a premium above current market prices, average historic market prices, net book value and liquidation value without brokerage commissions.    Our board of directors considered several methods for valuing our common stock to determine the US$0.15 price per share to pay to shareholders who will have only fractional shares of our common stock as a result of the Reverse Split and will, therefore, be cashed out following the Reverse Split. These valuation methods included the following:

  •
  Current and historical market prices of our common stock.  On November 12, 2003, the last day on which shares of 4-D common stock traded prior to the public announcement of the proposed

    Reverse Split, the high and low trading prices for 4-D's common stock was $0.06 and $0.05, respectively. Over the past 12 months, our outstanding common stock traded at prices ranging between $0.04 and $0.16 per share with a weighted average daily closing price of $0.076, and during those 12 months approximately 1.1% of our common stock traded hands. The 90 day average closing price for the period ending December 17, 2003 was $0.064.

  •
  Net Book Value.  As of September 30, 2003 the net book value per share of our outstanding common stock was less than $0. This net book value is based on our consolidated balance sheet as of September 30, 2003.

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  Liquidation Value.  Although we have no current plans to effect any liquidation, our board of directors has concluded that it is highly unlikely that there would be any liquidation value for shares of common stock after payment of liabilities, severance costs, and contingent lease obligations.

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  Going Concern Value.  Our board of directors believes that the Company's value as a going concern cannot be reliably determined at this time due to the uncertainty of the timing of the emergence of the MEG market. The Company has historically reported significant net losses and negative working capital and serious liquidity concerns. These matters raise substantial doubt about the reliability of any valuation based on the Company's ability to continue as a going concern.

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  Other Valuation Methods Not Considered.  The board of directors did not consider the following valuation methods because such information was not available to, or does not apply to, the Company:

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  Prices paid in previous purchases by the Company of the Company's securities during the past two years;

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  Any report, opinion, or appraisal that is materially related to the going-private transaction;

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  Firm offers of which the Company or affiliate is aware made by an unaffiliated person during the past two years; and

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  Firm offers of which the Company or affiliate is aware made by an unaffiliated person during the past two years for:

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  The merger or consolidation of the subject company with another company;

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  The sale of other transfer of assets; or

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  The purchase of the Company's securities enabling the holder to exercise control over the Company.

        After considering these valuation methods, our board of directors concluded that the current and historical market price valuation method provides the highest consideration for the shareholders who hold fewer than 1200 shares. This valuation method also allows the Company's unaffiliated shareholders the opportunity to immediately receive the anticipated benefit of selling their investment in the Company.

        Due to the Company's negative net worth and high dependence on the emergence of a clinical market for viability, the timing of which is still considered highly uncertain, the board of directors has consistently relied on the market price as a fair indicator of the Company's value. The cash consideration of US$0.15 per share to be paid for fractional shares is 300% of the Company's market price (based on a closing price of $0.05 on December 17, 2003) and more than 200% of a 90 day average (based on the average closing price of $0.064 for 90 day period prior to December 17, 2003). As such, the board of directors considers it to be fair to the Company's shareholders. The price per share is made even more fair by the fact that the Company is committed to paying any transaction fees that are imposed on our shareholders by a bank, brokerage firm or other nominee, such as brokerage commissions and service charges, as a result of the Reverse Split.

        The Reverse Split ratio is fair and equitable to unaffiliated shareholders.    The purpose of the Reverse Split is to reduce the number of record holders to fewer than 300 so the Company can file to terminate its Registration and Periodic Reporting Obligations and continue future operations as a private company. The split ratio is a result of calculations that were intended to determine how many shares needed to be eliminated, or "cashed-out," to reduce the number of record holders to fewer than 300. The board of directors feels the current ratio of 1-for-1200 is fair because it was calculated without bias towards any one group of shareholders. The ratio will be applied equally to all shares of the Company's common stock, and will not serve to increase any one person's position, ownership or financial gain as a result of the Reverse Split.

  Procedural Factors Favoring the Reverse Split:

        The Reverse Split provides the Company's shareholders with liquidity.    The average daily trading volume for 4-D's common stock over the last three months was 0.008%, deeming it illiquid by most standards. The Reverse Split will provide shareholders who hold fewer than 1200 shares at the Effective Time of the Reverse Split the opportunity to liquidate their investment in 4-D. Under normal circumstances and based on the high trading price per share of $0.06 as of November 12, 2003, the last trading day prior to the public announcement of the proposed Reverse Split, shareholders with fewer than 1200 shares wanting to sell their common stock would likely incur transaction fees that are disproportionately high relative to the market value of their holding of our common stock. The Reverse Split will eliminate this problem for such shareholders because the Company will pay any transaction fees that are imposed on our shareholders by a bank, brokerage firm or other nominee, such as brokerage commissions and service charges, as a result of the Reverse Split.

        Even if the Company was to remain public, the potential elimination of the OTC Bulletin Board would result in the loss of the marketplace for 4-D shares while continuing to incur listed public company fees and expenses.    The board of directors considered the pending elimination of the OTC Bulletin Board, its replacement with the BBX, and the increase in the cost of compliance with regulations promulgated under the Sarbanes-Oxley Act of 2002 and proposed BBX rules versus the removal of 4-D's common stock to trading over-the-counter on the "pink sheets" in connection with the going private transaction. It was determined that even if the Company remained public, the increased cost of compliance with the BBX requirements would likely result in 4-D's removal from the BBX to trading over-the-counter on the "pink sheets." Such removal would further reduce the liquidity of the 4-D common stock and be likely to further depress its market value. In short, if the Company remains public and the OTCBB is eliminated, the Company may be faced with the expenses of a public company without the benefit of liquidity for its shareholders. To recapture its liquidity under such circumstances, the Company would have to move its common stock to trading over-the-counter on the "pink sheets," which is the same result that can be achieved after the Reverse Split is completed.

        The Reverse Split includes the ability to remain a shareholder of the Company.    Another factor considered by our board of directors in determining the procedural fairness of the transaction to unaffiliated shareholders is that current holders of fewer than 1200 shares of our common stock may elect to remain shareholders of the Company by acquiring sufficient shares so that they hold at least 1200 shares in their account immediately prior to the Reverse Split. Conversely, shareholders who desire to liquidate their shares of the Company's common stock for the Cash Consideration offered may reduce their holdings to less than 1200 shares prior to the Reverse Split. Our board of directors considers the structure of the Reverse Split to be fair to all shareholders because it allows them to control the decision of whether to remain a shareholder of 4-D following the Reverse Split or to receive the Cash Consideration offered in connection with the Reverse Split.

        No material change in percentage ownership of the affiliated shareholders.    Because it is estimated that less than 770,000 out of 221,859,748 shares of the Company's common stock will be cancelled as a result of the Reverse Split, the percentage ownership of shareholders that remain after the Reverse Split will be approximately the same as it was prior to the Reverse Split. For example, our affiliated shareholders currently own approximately 92% of our outstanding common stock and will own approximately the same percentage following completion of the Reverse Split. The fact that the transaction has been structured in a manner that preserves the same approximate percentage ownership of the shareholders, whether affiliated or unaffiliated, who remain after the Reverse Split, supports the fairness of the transaction to our shareholders.

        No Unusual Conditions to the Reverse Split.    The board also considered the likelihood that the Reverse Split would be implemented. In this regard it took into consideration that there are no unusual requirements or conditions to the Reverse Split, and the fact that the Company has the financial resources to implement the Reverse Split expeditiously.

  Substantive Factors Disfavoring the Reverse Split:

        Cessation of Public Sale Opportunities.    Following the Reverse Split, the Company will apply for the termination of its Registration and Periodic Reporting Obligations. Once we terminate such obligations, 4-D common stock will no longer be eligible to be quoted on the OTCBB. As a result, shareholders may no longer have the alternative of selling their shares of 4-D common stock on the public market, and there may be no effective trading market for 4-D common stock. As a result, any shareholder desiring to sell his or her shares may have a difficult time finding a buyer. Such illiquidity may reduce the price a buyer is willing to pay for your shares. We anticipate that the public market for shares of the Company's common stock will be substantially reduced or eliminated altogether. Additionally, we do not have any present intention or plans to sell the Company or enter into any other transaction that would provide liquidity for your shares.

        However, because only approximately 1.1% of the shares of our outstanding common stock have been traded over the past 12 months, the current public market is highly illiquid. Because as a practical matter there currently exists very little liquidity for our common stock, our board of directors believes any further losses of liquidity will have little effect on unaffiliated shareholders and will be outweighed by the benefits of terminating our Registration and Periodic Reporting Obligations. In addition, because the effect of further losses of liquidity due to ineligibility for quotation on the OTCBB will have the same impact on all of our shareholders, whether affiliated or unaffiliated, our board of directors does not believe that this factor makes the transaction unfair to unaffiliated shareholders.

        Following the consummation of the Reverse Split, we will seek to have our common stock quoted on the "Pink Sheets." The Pink Sheets is a centralized quotation service that collects and publishes market-maker quotes for "Over The Counter" securities. The Pink Sheets is not a stock exchange or a regulated entity. Price quotations are provided by OTC market-makers and company information is provided by the OTC companies. In order for our common stock to be quoted on the Pink Sheets, one or more market-makers must agree to sponsor our common stock on the Pink Sheets. There are currently approximately nine market-makers in our common stock. There can be no assurance that any market-maker will be willing to sponsor our common stock after the Reverse Split and the subsequent termination of our Registration and Periodic Reporting Obligations.

        Cessation of Publicly Available Information.    Upon terminating our Registration and Periodic Reporting Obligations, the Company will no longer file, among other things, annual or quarterly reports with the SEC. Information regarding our business, results of operations and financial condition that is currently available to the general public and our investors will not be available once we terminate the registration of our securities and our Registration and Periodic Reporting Obligations. Our board of directors does not believe this factor makes the transaction unfair to unaffiliated shareholders because any detriment to unaffiliated shareholders that may result from the termination of the registration of our securities and our periodic filings will be offset by the anticipated cost-saving benefits and competitive advantages to the Company of no longer publicly filing such reports.

        In addition, those of our shareholders who have restricted securities because they purchased their shares from the Company in unregistered, private-placement transactions will be unable to resell their shares of the Company's common stock under the exemptions provided by SEC Rule 144, unless and until we resume filing the information required under that rule with the SEC. Given the current and historically low trading volume in our common stock, our board of directors does not believe that the unavailability of the Rule 144 exemptions is a factor that makes the transaction unfair to unaffiliated shareholders.

        Inability to participate in any future increase in the value of our common stock.    Shareholders who are cashed out as a result of the Reverse Split will have no further interest in the Company with respect to their cashed out shares, and thus will not have the opportunity to participate in the potential upside of any increase in the value of such shares. Our board of directors determined that this factor does not make the transaction unfair to unaffiliated shareholders because those unaffiliated shareholders who desire to hold shares of our common stock after the Reverse Split can do so by acquiring sufficient shares so that they hold at least 1200 shares in their account immediately prior to the Reverse Split.

  Procedural Factors Disfavoring the Reverse Split

        The Reverse Split has not been structured to require the separate approval of directors unaffiliated with the Company.    Among the factors weighing against the procedural fairness of the Reverse Split is the fact that our board of directors did not establish an independent or special committee to represent the interests of the unaffiliated shareholders, and directors Egli, Velasco and Rihs are among the affiliated shareholders who consented to the Reverse Split, which may suggest their interests are different than the unaffiliated shareholders.

        Our board of directors did not establish an independent or special committee to act on behalf of the interests of the unaffiliated shareholders for several reasons. First and foremost, the Reverse Split will be applied equally to all shares of the Company, whether held by affiliated or unaffiliated shareholders. Unlike a third party tender offer or a repurchase of shares by the Company, there is no price to negotiate on behalf of the unaffiliated shareholders. In the case of the Reverse Split, the board of directors is tasked with determining a fair price to offer all shareholders. Therefore, the interests of the unaffiliated and affiliated shareholders are the same. Second, four of the five board members are non-employees of the Company. Third, our board of directors is comprised of investment bankers and private investors with many years of experience valuing businesses. Finally, our board of directors believes its long-standing familiarity with the Company (three of the five directors have served on our board of directors for over four years), our financial condition, and our prospects make the time and expense of a special committee or independent representative unwarranted. Given the experience level and make up of our board of directors, the Company did not believe it was necessary to appoint a special committee to evaluate the fairness of the terms of the Reverse Split or the value of our common stock.

        With respect to the fact that three of our directors also provided their consent as affiliated shareholders of the Company, the board of directors believe that this potential conflict is outweighed by the substantive features and procedural safeguards of the Reverse Split, including the equal application of the Reverse Split to all shares of the Company, the fact that all shareholders will have the option to remain shareholders of the Company, and the fairness of the price offered to all shareholders.

        The board of directors has not obtained a fairness report.    Our board of directors did not obtain a fairness opinion, appraisal or other independent assessment because the Reverse Split is structured in such a way that it will apply equally to both affiliated and unaffiliated shareholders. While all of the Company's affiliated shareholders will remain shareholders of the Company following the Reverse Split by virtue of their holdings, unaffiliated shareholders will have the same opportunity if they so choose. The fact that the affiliates percentage ownership will likely remain unchanged post-split is further evidence of the equitable application of the terms of the Reverse Split. In light of such equal treatment and the absence any intent to change the ownership structure of the Company, the board of directors concluded that the expense associated with obtaining a fairness opinion was not justified in this case.

        The Reverse Split has not been structured so as to require the approval of at least a majority of the unaffiliated shareholders.    The board of directors considered it a risk and potentially negative factor to the procedural fairness of the Reverse Split that the approval of the Reverse Split by a majority of the unaffiliated stockholders is not being sought. The special committee noted that such risk is mitigated by the procedural factors favoring the Reverse Split, such as the fact that shareholders have the option to remain shareholders of the Company if they purchase sufficient shares to bring their holdings to at least 1200 shares immediately prior to the Effective Date of the Reverse Split.

Position of 4-D Regarding the Fairness of the Reverse Split

        The board of directors of 4-D has unanimously approved the Reverse Split and declared it advisable, in the best interests of, and substantively and procedurally fair to, 4-D's unaffiliated shareholders, whether they are cashed out or remain as shareholders of the Company. In reaching these conclusions, the board of directors of 4-D considered, among other things, the following factors relating to the fairness of the Reverse Split:

        Substantive Fairness

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  The Cash Consideration of US$0.15 per share to be paid for fractional shares represents a 300% premium on the Company's market price (based on a closing price of $0.05 on December 17, 2003) and more than 200% of a 90 day average (based on the average closing price of $0.064 for 90 day period prior to December 17, 2003);

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  Those unaffiliated shareholders who continue as shareholders following the Reverse Split will maintain approximately the same percentage ownership that they had prior to the Reverse Split;

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  Cashed-Out Shareholders' inability to participate in the future growth of the Company, if any;

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  The potential loss of liquidity in shares of our common stock does not appear to be a significant loss given the historically small trading volume of our common stock over the past 12 months;

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  Any detriment associated with the reduction in public information available regarding our business, financial conditions and results of operations will be offset by the savings in costs and management time expected to result from termination of our Registration and Periodic Reporting Obligations; and

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  The increasing costs associated with remaining a public-reporting company.

        Procedural Fairness

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  The fact that the transaction was structured so as to not require the approval of at least a majority of the unaffiliated shareholders;

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  The absence of a special committee, independent representative for the unaffiliated shareholders or fairness opinion;

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  The equal application of the Reverse Split on all shares of common stock, whether held by an affiliated or unaffiliated shareholder;

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  The experience of the board of directors and that fact that four of the five are non-employees of the Company;

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  Unaffiliated shareholders will have an opportunity to liquidate their historically illiquid holdings at a premium and without brokerage fees; and

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  Unaffiliated shareholders can decide to remain shareholders of the Company after the Reverse Split by simply acquiring sufficient shares so that they hold at least 1200 shares in their account immediately prior to the Reverse Split.

        Notwithstanding the lack of additional procedural safeguards, such as the appointment of a special committee, a fairness report or the consent of a majority of the unaffiliated shareholders; our board of directors believes that it has acted in the best interest of both our affiliated and unaffiliated shareholders, whether they are to be cashed out or remain as shareholders of the Company, and that the fairness determination and approval of the transaction has been procedurally fair. In view of the foregoing, the board of directors of 4-D believes that sufficient procedural safeguards exist to ensure the fairness of the Reverse Split and that the positive factors outweighed the negative factors, such that the Reverse Split is substantively and procedurally fair to the unaffiliated shareholders of 4-D.

Effects of the Reverse Split on Unaffiliated Shareholders Who Hold Fewer than 1200 Shares of our Common Stock in a Single Account

        When the Reverse Split is effected, shareholders holding fewer than 1200 shares of our common stock in a single account immediately prior to the Effective Date of the Reverse Split will not receive a fractional share of our common stock as a result of the Reverse Split, but rather shall receive cash equal to US$0.15 for each share of our common stock held immediately prior to the Effective Date of the Reverse Split ("Cashed-Out Shareholders"). The Company intends to pay any transaction fees that are imposed on the Cashed-Out shareholders by a bank, brokerage firm or other nominee. Given that Cashed-Out Shareholders will not have to pay any service charges or brokerage commissions in connection with the cashing out of their shares as a result of the Reverse Split and given the historical illiquidity of the Company's common stock, the Company believes the structure of the Reverse Split to be a benefit to the Cashed-Out Shareholders. Among the potential detriments of the Reverse Split is the fact that after the Reverse Split, Cashed-Out Shareholders will have no further ownership interest in the Company, and will no longer be entitled to vote as a shareholder or share in our future assets, earnings, or profits. The Cashed-Out Shareholder's only right will be to receive cash for their shares of common stock.

        All amounts owed to the Cashed-Out Shareholders as a result of the Reverse Split will be subject to applicable federal and state income taxes and state abandoned property, or escheat, laws. Additional details regarding the federal tax consequences are described later in this Information Statement under the heading "Certain Material Federal Income Tax Consequences." Additional details regarding state abandoned property, or escheat, laws are described later in this Information Statement under the heading "Escheat Laws."

        As soon as practical after the consummation of the Reverse Split, we or our transfer agent will mail a letter of transmittal to each shareholder. The letter of transmittal will contain instructions for the surrender of your stock certificate or certificates to the Company's exchange agent in exchange for the payment of the Cash Consideration. No cash payment will be made to any shareholder until the shareholder has surrendered his or her outstanding certificate(s), together with the letter of transmittal, to our exchange agent. For more detailed information, see the section entitled "Stock Certificates."

Effects of the Reverse Split on Unaffiliated Shareholders Who Hold 1200 or More Shares of Our Common Stock in a Single Account

        When the Reverse Split is effected, shareholders with 1200 or more shares of our common stock in a single account immediately prior to the Effective Date of the Reverse Split ("Remaining Shareholders") will:

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  as of the Effective Date of the Reverse Split, have his or her shares of common stock converted into post-split common stock and will receive one new share of common stock for every 1200 shares of pre-split common stock in his or her account; and

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  provided they hold at least one whole post-split share of common stock, have any fractional share of post-split shares rounded up to the nearest whole share.

        While the Remaining Shareholders will benefit from the rounding up of the post-split fractional shares as described above and will have the opportunity to share in the future successes of the Company, if any, among the detriments of the Reverse Split to the Remaining Shareholders is the fact that they will not have the option to liquidate their holdings like the Cashed-Out Shareholders. Further, once the Company is private, it will be even more difficult to value, and therefore, sell their shares of common stock if they should so desire.

Effects of the Reverse Split on Affiliated Shareholders

        Affiliated shareholders of the Company include our directors, executive officers and beneficial owners of more than 5% of our outstanding common stock. The affiliated shareholders will participate in the Reverse Split on the same terms as the unaffiliated shareholders. All of our affiliated shareholders beneficially own or control over 1200 shares each. Therefore, they will all continue to be shareholders of the Company following the Reverse Split, and as such can expect the same benefits and detriments described above in the "Effects of the Reverse Split on Unaffiliated Shareholders Who Hold 1200 or More Shares of Our Common Stock in a Single Account" section. They will benefit from the rounding up of the post-split fractional shares and will have the opportunity to share in the future successes of the Company, if any; but they will also not have the option to liquidate their holdings and future valuations and sales of their stock will be more difficult given the Company's private status following the Reverse Split.

        Affiliated shareholders will beneficially own approximately 405,961 post-Reverse Split shares of our common stock, or approximately 92% of our then issued and outstanding shares of common stock, as compared to 202,980,330 shares and approximately 92% prior to the Reverse Split. While we do not expect it, as with all other remaining shareholders of the Company, the percentage ownership of the total outstanding shares held by our affiliated shareholders after the Reverse Split may increase slightly due to the cancellation of the cashed out shares. The amounts set forth in the section entitled "Principal Shareholders and their Information Concerning 4-D—Security Ownership" illustrate the effect of the Reverse Split on our affiliated shareholders.

General Examples of Potential Effects of the Reverse Split

        In general, the results of the Reverse Split can be illustrated by the following examples:

Hypothetical Scenario	Result
Dr. Smith is a registered shareholder who holds 475 shares of our common stock in her record account on the Effective Date of the Reverse Split.	Instead of receiving a fractional share of our common stock immediately after the Reverse Split, Dr. Smith's 475 shares will be converted into the right to receive $71.25 (475 × $0.15)

Note: If Dr. Smith wants to continue her investment in us, she can buy at least 725 more shares of our common stock and hold the shares in her record account. Dr. Smith would have to act far enough in advance of the Effective Date of the Reverse Split so that the purchase is complete before the close of business on that date.

Dr. Ma has two separate record accounts. As of the Effective Date of the Reverse Split, he holds 500 shares of our common stock in one account and 700 shares of our common stock in the other. All of his shares are registered in his name only.
Dr. Ma will be entitled to receive cash payments equal to the number of shares of our common stock that he holds in each record account, instead of receiving fractional shares. Dr. Ma would receive two checks totaling $180 (500 × $0.15 = $75; 700 × $0.15 = $105; $75.00 + $105.00 = $180).

Note: If Dr. Ma wants to continue his investment in us he can consolidate his two accounts prior to the Effective Date of the Reverse Split. In that case, his holdings will not be cashed out in connection with the Reverse Split because he will hold 1200 shares of our common stock in one record account, which would convert to one share of our common stock. He would have to act far enough in advance so that the consolidation is complete before the close of business on the Effective Date of the Reverse Split.

Ms. Santana has two brokerage accounts. As of the Effective Date of the Reverse Split, she holds 500 shares of our common stock in one account and 700 shares of our common stock in the other. All of the shares are in her name only.
We intend for the Reverse Split to treat shareholders holding shares in street name through a nominee, such as a bank or broker, in the same manner as shareholders whose shares are registered in their names. Nominees will be instructed to effect the Reverse Split for their beneficial holders. If this occurs, then Ms. Santana will obtain the same result as in the previous example of Dr. Ma. Ms. Santana will be entitled to receive cash payments equal to the number of shares of our common stock that she holds in each account, instead of receiving fractional shares. Ms. Santana would receive, through her broker, a total of $180 (500 × $0.15 = $75; 700 × $0.15 = $105; $75 + $105 = $180). However, nominees may have a different procedure and shareholders holding shares of our common stock in street name should contact their nominees.

Note: If Ms. Santana wants to continue her investment in us, she can consolidate her two accounts prior to the Effective Date of the Reverse Split. In that case, her holdings will not be cashed out in connection with the Reverse Split because she will hold 1200 shares of our common stock in a single account, which would convert to one share of our common stock. She would have to act far enough in advance so that the consolidation is complete before the close of business on the Effective Date of the Reverse Split.
Mr. Viejas is a registered shareholder and holds 3,360 shares of our common stock in his record account as of the Effective Date of the Reverse Split.	After the Reverse Split, Mr. Viejas will hold three shares in his record account (3,360/1200 = 2.8, rounded up to the nearest whole share = 3).
Note: The same result will occur whether Mr. Viejas' shares are represented by one certificate or multiple certificates, so long as the shares are held in the same record account.

Effects of the Reverse Split on the Company

        The Reverse Split is expected to reduce the number of our shareholders and the number of our outstanding shares of common stock. Our Seventh Amended and Restated Articles of Incorporation currently authorizes the issuance of 500,000,000 shares of common stock, no par value. Upon the filing of the Restated Articles with the California Secretary of State, our authorized shares of common stock will be reduced to 416,667. As of November 12, 2003, 221,859,748 shares of our common stock were outstanding. Fractional shares of common stock that result from the Reverse Split will be acquired for cash and cancelled. Such cancelled shares will become authorized but unissued shares of our common stock. We believe that the Reverse Split will reduce the number of shares of our common stock outstanding of record from 221,859,748 to approximately 184,242, assuming approximately 770,000 shares of pre-split common stock are cashed out.

        Our common stock is currently registered under the Exchange Act and consequently we are subject to the Registration and Periodic Reporting Obligations of the Exchange Act. We believe the Reverse Split will reduce the number of record holders of common stock from approximately 389 to approximately 174, which will allow us to file to terminate our Registration and Periodic Reporting Obligations and continue future operations as a private company, thereby relieving us of the costs, administrative burdens and competitive disadvantages associated with a operating as a public company. Though a precise estimate cannot be determined, we also believe that the number of beneficial holders of common stock will be reduced significantly.

        Based on the aggregate number of shareholders of our common stock, and the number of shareholders of record owning more than 1200 shares of our common stock as of the Record Date for Notice, we estimate that payments of cash in lieu of the issuance of fractional shares to unaffiliated shareholders will total approximately $115,500 in the aggregate (770,000 shares multiplied by the Cash Consideration of $0.15 per share). No shareholder with a single account is expected to receive more than $180. If shareholders holding less than 1200 shares of 4-D's common stock purchase sufficient shares of the Company's common stock to remain shareholders following the Reverse Split or if multiple shareholders holding 1200 or more shares in street name through nominees, such as banks and brokers, register their shares in their own name, then the number of holders of record of the Company's common stock may not be reduced below 300 and the Company may be ineligible to terminate its Registration and Periodic Reporting Obligations.

        We believe the completion of the Reverse Split and the subsequent termination of our Registration and Periodic Reporting Obligations will cause the market for shares of our common stock to be substantially reduced or possibly eliminated. Our common stock is currently traded in the over-the-counter market, and last sales prices are reported on the OTCBB, which is a regulated quotation service that displays real time quotes, last sales prices and volume information in over-the-counter equity securities. There are approximately nine known market makers in our common stock. If we terminate our Registration and Periodic Reporting Obligations, our common stock will cease to be eligible to be traded on the OTCBB and this source of liquidity will no longer be available to our shareholders. Following consummation of the Reverse Split, we will seek to have our common stock quoted on the Pink Sheets, which is a centralized quotation service that collects and publishes market maker quotes for OTC securities. For our common stock to be quoted on the Pink Sheets, one or more market makers must sponsor our common stock on the Pink Sheets. There can be no assurance that any market maker will be willing to sponsor our common stock after the Reverse Split and the subsequent termination of our Registration and Periodic Reporting Obligations.

        Our common stock will continue to have no par value following the consummation of the Reverse Split. In addition, each post-Reverse Split share of our common stock will be entitled to one (1) vote per one (1) whole share. In voting for directors following the Reverse Split, each shareholder will continue to have the right to cumulate his or her votes and give one nominee a number of votes equal to the number of directors to be elected multiplied by the number of shares he or she holds. In the alternative, each shareholder may distribute his or her votes on the same principle among the nominees to be elected in such manner as he or she may see fit. In either case, such shareholder shall comply with the procedures set forth in our restated bylaws requiring that the shareholder place his or her candidate or candidates in nomination prior to the voting and must give proper notice prior to the voting of such shareholder's intention to cumulate his or her votes.

        We have no current plans to issue common stock other than pursuant to our existing stock plans, but we reserve the right to do so at any time and from time to time at such prices and on such terms as our board of directors determines to be in our best interests and the best interests of our then shareholders. Our common stock carries no preemptive or preferential rights to purchase any of our stock that we may issue in the future, and neither our existing charter nor our restated bylaws currently contain any provisions that have a material anti-takeover effect. Persons who continue as shareholders following implementation of the Reverse Split will not have any preemptive or other preferential rights to purchase any of our stock that we may issue in the future, unless such rights are specifically granted to the shareholders. Other than as described in this Information Statement, we have no current plans or proposals to effect any extraordinary corporate transaction such as a merger, reorganization or liquidation, to sell or transfer any material amount of our assets, to change our board of directors or management, to change materially our or capitalization, or otherwise to effect any material change in our corporate structure of business. Our board of directors will take such action, as it deems necessary or appropriate to make equitable adjustments to any outstanding stock options or other rights to acquire our common stock.

        4-D is undertaking the Reverse Split at this time because, among other reasons, the Company believes that it will save substantial costs associated with compliance with the Registration and Periodic Reporting Obligations. However, the Company's cost saving estimates may be inaccurate, and the actual savings to be realized from terminating the Company's Registration and Periodic Reporting Obligations may be higher or lower than the Company's estimates. In addition, more shareholders than the Company anticipates may reduce their holdings of the Company's common stock in the accounts to below 1200 shares, so that they can be cashed out, which would increase the costs associated with the Reverse Split.

Conduct of Our Business after the Reverse Split

        Following the Reverse Split, 4-D will no longer be a public-reporting company, but rather will operate as a private company. We expect our business and operations to continue as they are currently being conducted and, except as disclosed in this Information Statement, the Reverse Split is not anticipated to have any material effect upon the conduct of our business. We expect to be subject to substantially the same risks and uncertainties after the Reverse Split, which are discussed in additional detail below under "Management's Discussion and Analysis of Financial Condition and Results of Operations—Risks and Uncertainties."

Reservation of Right to Abandon the Reverse Split

        Our board of directors retains the right to abandon the Reverse Split, even though approved, if it determines prior to the Effective Date of the Reverse Split that the Reverse Split is not then in the Company's best interest or the best interest of our shareholders. Among the circumstances that might cause the board to abandon the Reverse Split is a significant risk of the Reverse Split failing to achieve the overall goal of reducing the number of record holders to fewer than 300, or where the expense of cashing out the shareholders with fewer than 1200 shares becomes so high that the transaction become financially prohibitive. If the Reverse Split is not implemented, then we will be unable to terminate our Registration and Periodic Reporting Obligations until we have fewer than 300 holders of record of our common stock.

Reports, Opinions and Appraisals

        We have not appointed a special committee or obtained a fairness report, opinion, appraisal, or other independent assessment of the fairness of the terms of the Reverse Split or the value of our common stock.

Escheat Laws

        The unclaimed property and escheat laws of various states provide that under circumstances defined in that state's statutes, holders of unclaimed or abandoned property must surrender that property to the state. Persons whose shares are eliminated and whose addresses are unknown to the Company, or who do not return their stock certificates and request payment therefor, generally will have a fixed period of years from the Effective Date of the Reverse Split in which to claim the cash payment payable to them. For example, with respect to shareholders whose last known addresses are in California, as shown by the records of the Company, the period is three years. Following the expiration of that three-year period, the Unclaimed Property Law of California would likely cause the cash payments to escheat to the State of California. For shareholders who reside in other states or whose last known addresses, as shown by the records of the Company, are in states other than California, such states may have abandoned property laws which call for such state to obtain either (i) custodial possession of property that has been unclaimed until the owner reclaims it; or (ii) escheat of such property to the state. Under the laws of such other jurisdictions, the "holding period" or the time period which must elapse before the property is deemed to be abandoned may be shorter or longer than three years. If we do not have an address for the holder of record of the shares, then we would turn over unclaimed cash-out payments to our state of incorporation, the state of California, in accordance with its escheat laws.

Certain Material Federal Income Tax Consequences

        We summarize below certain of the material federal income tax consequences to the Company and our shareholders resulting from the Reverse Split. This summary is based on existing U.S. federal income tax law, which may change, even retroactively. This summary also assumes that you have held and will continue to hold your shares as capital assets under the Internal Revenue Code of 1986, as amended. This summary does not discuss all aspects of federal income taxation, including certain aspects that may be important to you in light of your individual circumstances. Many shareholders, such as banks, financial institutions, insurance companies, broker-dealers, tax-exempt organizations, and securities traders that elect market-to-market tax accounting treatment, may be subject to special tax rules. Other shareholders may also be subject to special tax rules, including but not limited to: shareholders who received our common stock as compensation for services or pursuant to the exercise of an employee stock option, or shareholders who have held, or will hold, stock as part of a straddle, hedging, or conversion transaction for federal income tax purposes. In addition, this summary does not discuss any state, local, foreign, or other tax considerations.

        For purposes of this discussion, a U.S. person means any of the following: (1) a citizen or resident of the United States; (2) a corporation or other entity taxable as a corporation created or organized under U.S. law (federal or state); (3) an estate the income of which is subject to U.S. federal income taxation regardless of its sources; and (4) a trust if a U.S. court is able to exercise primary supervision over administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust, or if the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or (5) any other person whose worldwide income and gain is otherwise subject to U.S. federal income taxation on a net basis. As used herein, the term "U.S. Holder" means a beneficial owner of our common stock that is a U.S. person, and the term "non-U.S. Holder" means a beneficial owner of our common stock that is not a U.S. person.

        We urge you to consult your own tax advisor as to the particular federal, state, local, foreign, and other tax consequences, in light of your specific circumstances. If a partnership holds our common stock, the tax treatment of a partner generally will depend upon the status of the partner and upon the activities of the partnership. If you are a partner of a partnership holding our common stock, we suggest that you consult your tax advisor.

  Federal Income Tax Consequences to the Company

        We believe that the Reverse Split should be treated as a tax-free "recapitalization" for federal income tax purposes. This should result in no material federal income tax consequences to the Company.

  Federal Income Tax Consequences to Shareholders Receiving No Cash from the Reverse Split

        If you (1) continue to hold our common stock immediately after the Reverse Split, and (2) receive no cash as a result of the Reverse Split, you should not recognize any gain or loss in the Reverse Split. Your aggregate adjusted tax basis in your shares of our common stock held immediately after the Reverse Split should be equal to your aggregate adjusted tax basis in your shares of common stock held immediately prior to the Reverse Split and you should have the same holding period in your common stock as you had in such stock immediately prior to the Reverse Split.

  Federal Income Tax Consequences to Shareholders Receiving Cash

        If you receive cash as a result of the Reverse Split, your tax consequences will depend on whether, in addition to receiving cash, you or a person or entity related to you continues to hold our common stock immediately after the Reverse Split, as explained below.

        Shareholders Who Exchange All of Their Common Stock for Cash as a Result of the Reverse Split.    If you (1) receive cash in exchange for a fractional share as a result of the Reverse Split, (2) do not continue to hold any of our common stock immediately after the Reverse Split, and (3) you are not related to any person or entity which holds our common stock immediately after the Reverse Split, you will recognize capital gain or loss. The amount of capital gain or loss you recognize will equal the difference between the cash you receive for your cashed-out stock and your aggregate adjusted tax basis in such stock.

        If you are related to a person or entity who continues to hold our common stock immediately after the Reverse Split, you will recognize gain or loss in the same manner as set forth in the previous paragraph, provided that your receipt of cash either (1) is "not essentially equivalent to a dividend," or (2) is a "substantially disproportionate redemption of stock," as described below.

        "Not Essentially Equivalent to a Dividend." You will satisfy the "not essentially equivalent to a dividend" test if the reduction in your proportionate interest in the Company resulting from the Reverse Split is considered a "meaningful reduction" given your particular facts and circumstances. The Internal Revenue Service ("IRS") has ruled that a small reduction by a minority shareholder whose relative stock interest is minimal and who exercises no control over the affairs of the corporation will meet this test.

        "Substantially Disproportionate Redemption of Stock." The receipt of cash in the Reverse Split will be a "substantially disproportionate redemption of stock" for you if (i) you own less than 50% of the outstanding shares of our common stock after the Reverse Split, and (ii) the percentage of the outstanding shares of our common stock owned by you immediately after the Reverse Split is less than 80% of the percentage of shares of our common stock owned by you immediately before the Reverse Split.

        In applying these tests, you will be treated as owning shares actually or constructively owned by certain individuals and entities related to you. If your receipt of cash in exchange for our common stock does not give rise to capital gain or loss under any of the tests, it will be treated first as ordinary dividend income to the extent of your ratable share of our undistributed earnings and profits, then as a tax-free return of capital to the extent of your aggregate adjusted tax basis in your shares, and any remaining amount will be treated as capital gain.

        Shareholders Who Both Receive Cash and Continue to Hold Our Common Stock Immediately After the Reverse Split.    If you both receive cash as a result of the Reverse Split and continue to hold our common stock immediately after the Reverse Split, you generally will recognize gain, but not loss, in an amount equal to the lesser of (1) the excess of the sum of aggregate fair market value of your shares of our common stock plus the cash received over your adjusted tax basis in the shares, or (2) the amount of cash received in the Reverse Split. Your aggregate adjusted tax basis in your shares of our common stock held immediately after the Reverse Split will be equal to your aggregate adjusted tax basis in your shares of our common stock held immediately prior to the Reverse Split, increased by any gain recognized in the Reverse Split, and decreased by the amount of cash received in the Reverse Split.

        Any gain recognized in the Reverse Split will be treated, for federal income tax purposes, as capital gain, provided that your receipt of cash either (1) is "not essentially equivalent to a dividend" with respect to you, or (2) is a "substantially disproportionate redemption of stock" with respect to you as discussed above, under the heading "Shareholders Who Exchange All of Their Common Stock for Cash as a Result of the Reverse Split." In applying these tests, you will be treated as owning shares held by certain individuals and entities related to you, and you may take into account sales of shares of our common stock that occur substantially contemporaneously with the Reverse Split. If your gain is not treated as capital gain under any of these tests, the gain will be treated as ordinary dividend income to you to the extent of your ratable share of our undistributed earnings and profits, then as a tax-free return of capital to the extent of your aggregate adjusted tax basis in your shares, and any remaining gain will be treated as a capital gain.

  Dividend Income, Capital Gain and Capital Loss

        Recently enacted legislation reduced the maximum U.S. federal income tax rate applicable to dividends received from domestic corporations by an individual taxpayer to a maximum of 15%, subject to the requirements the individual must have held the stock with respect to which a dividend is distributed for a minimum of 61 days during the 120-day period beginning 60 days before the stock becomes ex-dividend. A taxpayer's holding period for these purposes is reduced by periods during which the taxpayer's risk of loss with respect to the stock is considered diminished by reason of the existence of options, contracts to sell and similar transactions. The reduced rate of tax applies to the taxable years between 2003 and 2008. Individual shareholders should consult their own advisors as to their eligibility for the reduced rate of tax in relation to dividends on our common stock.

        Recent legislation also reduced the maximum U.S. federal income tax rate applicable to net capital gain (defined generally as your total capital gains in excess of capital losses for the year) recognized upon the sale of capital assets that have been held for more than 12 months to 15%. The reduced rate of tax applies to the taxable years between 2003 and 2008. Net capital gain recognized from the sale of capital assets that have been held for 12 months or less will continue to be subject to tax at ordinary income tax rates. Capital gain recognized by a corporate taxpayer will also continue to be subject to tax at the ordinary income tax rates applicable to corporations. For both individual and corporate taxpayers, there are significant limitations on the deductibility of capital losses.

  Information Reporting and Backup Withholding

        In general, payments of dividends with respect to our common stock are subject to information reporting. Each paying agent will be required to provide the IRS with information, including the name, address, taxpayer identification number of each U.S. Holder receiving payments, and the aggregate amount of dividends paid to such beneficial owner during the calendar year. These reporting requirements, however, do not apply to all beneficial owners. Specifically, corporations, securities broker-dealers, other financial institutions, tax-exempt organizations, qualified pension and profit sharing trusts and individual retirement accounts, and non-U.S. persons satisfying certain requirements are all excluded from reporting requirements.

        U.S. Holders will be required to provide their social security or other taxpayer identification numbers, and in some instances, additional information, to our transfer agent in connection with the Reverse Split to avoid backup withholding requirements that might otherwise apply. The letter of transmittal will require each shareholder to deliver such information when the common stock certificates are surrendered following the Effective Date of the Reverse Split. Backup withholding will apply if a U.S. holder (i) fails to establish its exemption from the information reporting requirements, (ii) is subject to the reporting requirements and fails to supply its correct taxpayer identification number in the manner required by applicable law, (iii) underreports its tax liability, or (iv) if the paying agent has been otherwise notified by the IRS to backup withhold. The backup withholding tax rate is currently 28%. This backup withholding tax is not an additional tax and may be credited against a U.S. Holder's federal income tax liability if the required information is furnished to the IRS.

  Special Rules for Non-U.S. Holders

        If you are a non-U.S. Holder, your tax consequences will depend on whether your income or gain from the Reverse Split is effectively connected with the conduct of a U.S. trade or business, or, if there is an applicable treaty, is attributable to a permanent establishment maintained in the United States. Performance of significant personal services constitutes the conduct of a U.S. trade or business.

        Income or Gain Not Effectively Connected with the Conduct of a U.S. Trade or Business.    Except as described below under the heading "Income or Gain Effectively Connected with the Conduct of a U.S. Trade or Business", dividends (including deemed dividends) paid on our common stock held by a non-U.S. holder will be subject to U.S. federal withholding tax (but not the federal income tax) at a rate of 30% or lower treaty rate, if applicable. In order to claim a reduction of withholding under a tax treaty, a non-U.S. holder generally will be required to file IRS Form W-8BEN upon which the non-U.S. holder certifies, under penalty of perjury, its status as a non-U.S. person and its entitlement to the lower treaty rate with respect to such payments. Further, a non-U.S. holder will generally not be subject to U.S. federal income or withholding tax on gain realized on the taxable disposition of our common stock.

        Income or Gain Effectively Connected with the Conduct of a U.S. Trade or Business.    If dividends paid to a non-U.S. holder are effectively connected with the conduct of a U.S. trade or business by the non-U.S. holder or, if required by a tax treaty, the dividends are attributable to a permanent establishment maintained in the United States by the non-U.S. holder, we and other payors generally are not required to withhold tax from the dividends, provided that the non-U.S. holder furnishes a valid IRS Form W-8ECI certifying, under penalty of perjury, that the holder is a non-U.S. person, and the dividends are effectively connected with the holder's conduct of a U.S. trade or business and are includible in the holder's gross income. Effectively connected dividends will be subject to U.S. federal income tax on net income that applies to U.S. persons generally (and, with respect to corporate holders under certain circumstances, the branch profits tax).

        In the case of any gain that is effectively connected with the conduct of a U.S. trade or business by a non-U.S. holder (and, if required by a tax treaty, any gain that is attributable to a permanent establishment maintained in the United States), the non-U.S. holder will generally be taxed on its net gain derived from the disposition at the regular rates and in the manner applicable to U.S. persons and, if the non-U.S. holder is a foreign corporation, the branch profits tax may also apply.

  Backup Withholding and Information Reporting

        We must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to that holder and the tax withheld from such dividend payments. These reporting requirements apply regardless of whether withholding was reduced or eliminated by any applicable tax treaty. Copies of the information returns reporting dividend payments and any withholding thereof may also be made available to the tax authorities in the country in which the non-U.S. holder is a resident under the provisions of an applicable income tax treaty or agreement.

        A non-U.S. holder will generally not be subject to additional information reporting or to backup withholding with respect to dividend payments on our common stock, or to information reporting or backup withholding with respect to payments of proceeds from the disposition of our common stock to or through a U.S. office of any broker, as long as the holder has furnished to the payor or broker: (i) a valid IRS Form W-8BEN certifying, under penalties of perjury, its status as a non-U.S. person; (ii) other documentation upon which it may rely to treat the payments as made to a non-U.S. person in accordance with Treasury regulations; or (iii) otherwise establishes an exemption.

        Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder will be allowed as a credit against such holder's U.S. federal income tax liability, if any, or will otherwise be refundable, provided that the requisite procedures are followed and the proper information is filed with the IRS on a timely basis. Non-U.S. holders should consult their own tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption, if applicable.

        As explained above, the amounts paid to you as a result of the Reverse Split may result in dividend income, capital gain income, or some combination of dividend and capital gain income to you depending on your individual circumstances. We urge you to consult your tax advisor as to the particular federal, state, local, foreign, and other tax consequences of the transaction, in light of your specific circumstances.

Regulatory Approvals

        We are not aware of any material governmental or regulatory approval required for completion of the transaction, other than compliance with the applicable federal and state securities laws and the corporate laws of the State of California.

THE REVERSE SPLIT

Basic Terms

        On or about the twentieth (20th) day following the mailing of this Information Statement, 4-D will file the Restated Articles with the California Secretary of State to effect a 1-for-1200 reverse split of our common stock as approved by our board of directors on December 16, 2003 and the holders of a majority of our outstanding common stock on December 17, 2003. Under the terms of the Reverse Split, every holder of record on the Effective Date of the Reverse Split will be entitled to receive one share of our common stock for every 1200 shares held by such person. No fractional shares will be issued. Instead, 4-D will pay US$0.15 for each share of the Company's common stock held by a holder of fewer than 1200 shares of our common stock immediately before the Effective Date of the Reverse Split. Any fractional share to which a holder of more than 1200 shares of our common stock immediately before the Effective Date of the Reverse Split would otherwise be entitled will be adjusted upward to the nearest whole share and no cash will be paid for any such fractional share.

        If you will be a Cashed Out Shareholder as a result of the Reverse Split and you want to continue to hold 4-D common stock after the Reverse Split, you may do so by taking either of the following actions far enough in advance so that it is complete before the close of business on the Effective Date for the Reverse Split:

  •
  purchase a sufficient number of shares of 4-D common stock on the open market and have them registered in your name and consolidated with your current record account if you are a record holder, or have them entered in your account with a nominee, such as your broker or bank, in which you currently hold shares of 4-D common stock, so that you hold at least 1200 shares of 4-D common stock in your record account immediately prior to the Effective Date for the Reverse Split; or

  •
  if applicable, consolidate your record accounts, or your accounts with nominees, so that you hold at least 1200 shares of 4-D common stock in a single record account immediately prior to the Effective Date for the Reverse Split.

        Because of the limited trading market for our common stock, you may be unable to purchase enough shares to retain an equity interest in the Company.

        We intend for the Reverse Split to treat shareholders holding common stock in street name through a nominee, such as a bank or broker, in the same manner as shareholders whose shares are registered in their names. Nominees will be instructed to effect the Reverse Split for their beneficial holders. Accordingly, we also refer to those street name holders who receive a cash payment instead of fractional shares as Cashed Out Shareholders. However, nominees may have different procedures and shareholders holding shares in street name should contact their nominees.

        The Reverse Split is structured to be an SEC Rule 13e-3 transaction under the Exchange Act because it is intended to, and if completed will likely, reduce the number of record holders of our common stock to fewer than 300, which will permit us to terminate our Registration and Periodic Reporting Obligations. In connection with the Reverse Split, we have filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 with the SEC. We intend to apply for the termination of our Registration and Periodic Reporting Obligations as soon as practicable after the Effective Date of the Reverse Split.

Effective Time

        The Effective Date of the Reverse Split will be the date that the California Secretary of State accepts the Restated Articles for filing.

Stock Certificates

        Our transfer agent, American Stock Transfer & Trust, has been appointed as our exchange agent to carry out the exchange of existing stock certificates for new common stock certificates and to send cash payments to the Cashed Out Shareholders. Promptly following the Effective Date of the Reverse Split, the transfer agent will send a letter of transmittal to each affected shareholder, which will describe the procedures for surrendering stock certificate(s) in exchange for new common stock or, if applicable, the Cash Consideration. Upon receipt of the stock certificate(s) and properly completed letter(s) of transmittal, the transfer agent will issue the appropriate new stock certificate(s) or make the appropriate cash payment within approximately 20 business days.

        No service charges will be payable by our shareholders in connection with the exchange of certificates or the payment of cash in lieu of issuing fractional shares because the Company will bear all such expenses. We will not pay interest on cash sums due to any such shareholder in connection with the Reverse Split.

        In connection with the Reverse Split, our common stock will be identified by a new Committee on Uniform Security Identification Procedures ("CUSIP") number. This new CUSIP number will appear on any stock certificates representing shares of our common stock after the Effective Date of the Reverse Split. All stock certificates outstanding immediately prior to the Effective Date of the Reverse Split evidencing ownership of our common stock shall be deemed cancelled without further action by the shareholders as of the Effective Date of the Reverse Split. Do not send your stock certificates to the Company or our transfer agent until you have received a transmittal letter and followed the instructions therein.

Dissenters' Rights

        Under the California General Corporation Law, holders of our common stock are not entitled to appraisal or dissenters' rights with respect to the Reverse Split.

Provision for Unaffiliated Shareholders

        Neither 4-D, nor any executive officer or director thereof nor any person controlling 4-D has made any provision in connection with the Reverse Split to grant unaffiliated shareholders access to the corporate files of 4-D or to obtain counsel or appraisal services at the expense of 4-D.

Shareholder Consent to the Reverse Split

        Under Section 603 of the California Corporations Code, unless otherwise provided in a corporation's articles of incorporation, any action required to be taken at any annual or special meeting of shareholders, or any action that may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice and without a vote, if a written consent to that action is signed by shareholders having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares were present and voted. Under California law, the approval by the holders of a majority of the outstanding shares of 4-D common stock is required to adopt the Restated Articles and approve the transactions contemplated thereby.

        At the Record Date for Notice, we had approximately 221,859,748 shares of common stock outstanding, each of which was entitled to one vote. Affiliated shareholders, which include our directors, executive officers and holders of more than 5% of our outstanding common stock, own or control in the aggregate approximately 92% of the issued and outstanding shares of our common stock on the Record Date for Notice.

        On November 6, 2003 and as amended December 17, 2003, shareholders of 4-D holding in excess of a majority of the outstanding shares of 4-D common stock, constituting the sole class of voting securities of 4-D, executed and delivered to 4-D their consent adopting the Restated Articles and approving the Reverse Split and other transactions contemplated thereby. Pursuant to Section 603 of the California Corporations Code, 4-D has delivered notice of the shareholders' consent to all holders of 4-D common stock who did not participate therein. The shareholder consent is sufficient under California law to approve the Restated Articles and the Reverse Split without the concurrence of any other shareholders. Therefore, no further action of the shareholders is necessary to approve the Reverse Split.

Source of Funds and Financial Effect of the Reverse Split

        Given that the actual number of shares of common stock that we will purchase is unknown at this time, the total cash we will pay to shareholders is currently unknown, but is estimated to be not more than $115,500. We expect to finance the Cash Consideration to be paid in connection with the Reverse Split and other expenses for the Reverse Split through our working capital. The Reverse Split and the use of approximately $250,000 in cash to complete the Reverse Split, which includes professional fees and other expenses related to the transaction and cash payments to be made in lieu of issuing fractional shares, are not expected to have any material adverse effect on our capitalization, liquidity, results of operations or cash flow.

        Our working capital, which at the beginning of November 2003 consisted of approximately $900,000, includes proceeds from a line of credit with AIG Bank. We expect to use a portion of these funds to pay the Cash Consideration for the fractional shares and other expenses incurred in connection with the Reverse Split.

Fees and Expenses

        The following is a reasonably itemized statement of the fees and expenses that have been incurred or that are estimated to be incurred in connection with the Reverse Split and the transactions related thereto:

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  $115,500 in Cash Consideration to our unaffiliated shareholders;

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  $1,000 to our auditors;

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  $100,000 to our legal counsel;

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  $14 to the SEC for filing fees;

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  $30 for state securities filings;

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  $5,000 for printing and other costs in connection with the mailing of this Information Statement; and

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  $9,000 to American Stock Transfer & Trust Co. for transfer agent services.

Accounting Consequences

        The Reverse Split will not affect the par value of the Company's common stock, which remains zero. The Reverse Split will result in an increase in per share net income or loss and net book value of our common stock because fewer shares of our common stock will be outstanding. Our financial statements, presented in Annex B, do not reflect the Reverse Split.

Certain Legal Matters

        4-D is not aware of any license or regulatory permit that appears to be material to the business of the Company that might be adversely affected by the Reverse Split, nor any approval or other action by any governmental, administrative or regulatory agency or authority, domestic or foreign, that would be required to consummate the Reverse Split, other than approvals, filings or notices required under federal and state securities laws and the filing of the Restated Articles with the California Secretary of State.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

        The following information should be read in conjunction with the condensed consolidated financial statements and the accompanying notes included in Annex B to this Information Statement. This Information Statement may contain predictions, estimates and other forward-looking statements that involve a number of risks and uncertainties including, but not limited to, those discussed in "Risks and Uncertainties." See "Risks and Uncertainties" for a discussion of some of the factors known to the Company that could cause reported financial information not to be necessarily indicative of future results. The Company is not obligated to publicly release the results of any revisions to forward-looking statements to reflect events and circumstances arising after the date this report is filed. The effects of the Reverse Split are not reflected in the information presented in this section, or in Annex B.

Overview

        4-D is engaged primarily in the business of developing, manufacturing and selling innovative medical imaging systems to medical institutions. The MEG systems that the Company developed measures magnetic fields created by the human body for the non-invasive diagnosis of certain medical disorders, primarily in the brain. The Company is focusing on the use of its technology for potential commercial market applications such as the diagnosis and planning for surgical treatment of epilepsy, and the functional mapping of areas of the brain at risk during surgery. The Company continues to investigate the potential applications of 4-D's technology for neuro-psychiatric disorders of the brain such as schizophrenia, as well as for problems of the heart, spine and other organs.

        As of September 2003, thirty-two (32) of 4-D's MEG systems have been installed in medical and research institutions worldwide. Related findings by 4-D, and the Company's collaborators, have been published in more than 240 scientific and medical papers.

        4-D's current Magnes product line consists of the Magnes 2500 WH, the Magnes 3600 WH, and the Magnes 1300C, pricing for which ranges from approximately $1.0 to $2.5 million, depending on the configuration. Major portions of the Company's sales have been in foreign markets. 4-D's European sales have been made in the currency of the country in which the product was sold. Thus, the prices of such products in dollars varied as the value of the dollar fluctuated against the quoted foreign currency price. There can be no assurances that currency fluctuations will not reduce the dollar return to the Company on such future European sales. Although at September 30, 2003 and 2002, the Company does not have any open forward exchange contracts, the Company may in the future enter into forward exchange contracts to partially hedge against such foreign currency exposure, if appropriate.

        In October 2002, the Company sold 100% of its shares in Neuromag Oy to Vaandramolen Holding BV, or VHBV, for $4,000,000, which is discussed in more detail in Note 3 of the consolidated financial statements. The Company used $3,694,000 of the proceeds from the sale to fully repay the loan from AIG, which had been used to fund 4-D's acquisition of Neuromag in December 1999. At that time 4-D had acquired all of the issued and outstanding capital stock, or Shares, of Neuromag Oy pursuant to the terms of a share purchase agreement by and between 4-D and Marconi Medical Systems, Inc. ("Marconi"). Under the terms of the share purchase agreement, the Company paid a total of $10 million in cash to Marconi for the purchase of the Shares. The Company also agreed to pay an interest-free minimum royalty obligation of $312,500 per year (totaling $2,500,000) to Marconi under an ancillary royalty agreement over the next 8 years. 4-D retains responsibility for the royalty agreement after the sale of Neuromag.

        The Company believes that to date the relatively small number of proven medical applications for MEG systems, the lack of routine reimbursement for MEG procedures, and the uncertainty of product acceptance in the U.S. market have limited system sales through fiscal 2003. With the issuance of CPT codes for MEG the clinical acceptance of MEG system has begun to increase but it is not possible to reliably predict the timing and extent of future product sales due to the long sales cycles and the uncertainties in the rate of impact the CPT codes will have on the market. We do not anticipate multiple sales to the same end-user at current sales volumes, and the sale of one MEG system may still have a significant impact on our financial position and results of operations during any reporting period. As a result, quarterly and annual operating performance will continue to fluctuate significantly.

Critical Accounting Policies

        4-D's annual financial statements are prepared in conformity with generally accepted accounting principles in the United States ("GAAP"). The preparation of financial statements in conformity with GAAP requires 4-D management to make estimates and assumptions that affect the reported amounts of assets, liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Results for the fiscal years presented in this report are not necessarily indicative of results that may be reported for any interim period or for any other fiscal year.

        4-D has identified a number of accounting policies that the Company believes are critical to an understanding of the Company's financial statements and its discussion and analysis. Critical accounting policies are those that are most important to the portrayal of a company's financial condition and results, and that require management's most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain.

        Revenue Recognition.    Standard terms for product sales generally provide for payment of 30%-40% of the contracted purchase price upon placement of the order, 40%-50% upon shipment, and the remaining balance is due upon final customer acceptance. The Company recognizes revenue at the time of customer acceptance. Service revenues following a sale are deferred and recognized over the one-year service period. Product service and contract revenues are recognized as the services are performed.

        Goodwill and Impairment of Long-Lived Assets.    4-D assesses potential impairments to the Company's long-lived assets when there is evidence that events or changes in circumstances have made recovery of the asset's carrying value unlikely. An impairment loss would be recognized when the sum of the expected future net cash flows is less than the carrying amount of the asset. Should an impairment exist, the impairment loss would be measured based on the excess of the carrying amount of the asset over the asset's fair value. The Company has recorded a goodwill asset that arose from the acquisition of Neuromag Oy in 1999. This asset is tested for possible impairment at least on an annual basis in accordance with SFAS No. 142, "Goodwill and Other Intangible Assets." In fiscal year 2002, the Company recorded an impairment of goodwill for $5,974,000 due to the sale of the Company's Finnish subsidiary, Neuromag Oy. See Note 1 of the Company's consolidated financial statements for further discussion regarding SFAS No. 142. The Company had no goodwill at September 30, 2003

Recently Issued Accounting Standards

        In connection with the Company's adoption of FASB interpretation No. 45 (FIN 45), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Guarantees of indebtedness of Others," the following disclosures are made with respect to the Company's product warranties.

        We provide a limited warranty for our products. A provision for the estimated warranty cost is recorded at the time revenue is recognized. Costs of repair or replacement are established and charged to cost of sales at the time the related service is rendered. The amount of liability to be recorded is based on management's best estimates of future warranty costs after considering historical and projected product failure rates and product repair costs. The Company's standard product warranties are for one year, although in some agreements, it may warrant products for periods in excess of one year. The Company had $258,000 warranty accruals at September 30, 2002. The following table summarizes the activity related to product warranty accruals for the year ended September 30, 2003:

(in thousands)
Balance at September 30, 2002	$258
Increase in warranties related to system installation	512
Warranty activity in the period	(216)

Balance at September 30, 2003	$554

        The Company also undertakes indemnification obligations in the ordinary course of business related to its products, the licensing of its software, and the issuance of securities. Under these arrangements, the Company may indemnify other parties such as business partners, customers, and underwriters, for certain losses suffered, claims of intellectual property infringement, negligence and intentional acts in the performance of services, and violations of laws including certain violations of securities laws. The Company's obligation to provide such indemnification in such circumstances would arise if, for example, a third party sued a customer for intellectual property infringement and the Company agreed to indemnify the customer against such claims. The Company is unable to estimate with any reasonable accuracy the liability that may be incurred pursuant to its indemnification obligations. Some of the factors that would affect this assessment include, but are not limited to, the nature of the claim asserted, the relative merits of the claim, the financial ability of the parties, the nature and amount of damages claimed, insurance coverage that the Company may have to cover such claims, the willingness of the parties to reach settlement, if any. Because of the uncertainty surrounding these circumstances, the Company's indemnification obligations could range from immaterial to having a material adverse impact on its financial position and its ability to continue in the ordinary course of business.

        In June 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This statement requires the classification of gains or losses from the extinguishments of debt to meet the criteria of Accounting Principles Board, or APB, Opinion No. 30 "Reporting the Results of Operations—Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions" before they can be classified as extraordinary in the income statement. Those companies that use debt extinguishments as a part of their risk management strategy are required to classify the gain or loss from extinguishments of debt as a part of operating income in the income statement. The Company adopted SFAS No. 145 during the quarter ended December 31, 2002 with no material impact.

        In September 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." This statement addresses financial accounting and reporting for costs associated with exit or disposal activities. This statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. The provisions of this statement are effective for exit or disposal activities that are initiated after December 31, 2002. The Company adopted SFAS No. 146 during the quarter ended December 31, 2002. There were no additional costs associated with the sale of Neuromag Oy other than the costs reflected in the financial statements and disclosed in Note 3, Sale of Finnish Subsidiary Neuromag Oy.

        In November 2002, the FASB issued FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." This interpretation addresses the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under guarantees. This interpretation also clarifies the requirements related to the recognition of a liability by a guarantor at the inception of a guarantee for the obligations that the guarantor has undertaken in issuing that guarantee. Management has assessed the impact of this interpretation and believes it has no material impact.

        In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation—Transition and Disclosure." This statement amends FASB statement No. 123 to provide accounting guidance related to stock based employee compensation. SFAS No. 123, as amended, encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in APB Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations for all periods presented. Accordingly, compensation cost for stock options is measured as the excess, if any, of the fair value of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock.

        The following table summarizes the impact on the Company's net loss had compensation cost been determined based upon the fair value at the grant date for awards under the stock option plans consistent with the methodology prescribed under SFAS No. 123 (in thousands, except per share data):

	Years Ended September 30,
	2003	2002
Net loss, as reported	$(3,708)	$(10,038)
Add: Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	10	109

Pro forma net loss	$(3,718)	$(10,147)

Basic and diluted loss per share:
As reported	$(0.018)	$(0.066)
Pro forma	$(0.018)	$(0.066)

        The Company accounts for stock options granted to non-employees using the fair value method. Compensation expense for options granted to non-employees has been determined in accordance with Emerging Issues Task Force, or EITF, No. 96-18, "Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling, Goods or Services", as the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. Compensation expense for options granted to non-employees is periodically remeasured as the underlying options vest and is recorded as expense and deferred compensation in the financial statements.

        Holders of common stock are entitled to one vote per share. Basic earnings per share are computed by dividing net income or loss by the weighted average of common shares outstanding during the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock (warrants to purchase common stock and common stock options using the treasury stock method) were exercised or converted into common stock. Potential common shares in the diluted earnings per share computation are excluded when their effect would be antidilutive.

        In January 2003, the FASB issued FASB Interpretation No. 46. "Consolidation of Variable Interest Entities." This interpretation clarifies the application of Accounting Research Bulletin No. 51, "Consolidated Financial Statement", to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. It further clarifies whether an entity shall be subject to consolidation according to the provisions of this interpretation, if by design, certain conditions exist. Management has assessed the impact of this interpretation and believes it has no material impact.

Authoritative Pronouncements

        In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristic of both Liabilities and Equities." This statement establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances) because that financial instrument embodies an obligation of the issuer. Management has assessed the impact of this statement and believes it has no material impact.

Results of Operations

        Total revenues for fiscal year 2003 were $2,808,829, including $891,561 of service revenues, compared to $5,302,589 of total revenues, including $812,020 of service revenues, for fiscal year 2002. This decrease in total revenues was due primarily to the recognition of revenue for one Magnes 3600 WH system sale in fiscal year 2003 as compared to one Vectorview and one Magnes 3600 WH system, and one refurbished Neuromag 122 system sale in fiscal year 2002. The Vectorview and Neuromag 122 system were produced by our former Finnish subsidiary. The revenues for fiscal year 2003 were due primarily to the recognition of revenue associated with the completion of a previous contract, the recognition of one magnetically shielded room and the recognition of one MSI system sale.

        Cost of revenues for fiscal year 2003 were $3,097,195, compared to $5,157,509 for fiscal year 2002. This decrease in total cost of revenues was due primarily to the recognition of revenue for one Magnes 3600 WH MSI system sales in fiscal year 2003 as compared to two new system sale, one Vectorview and one Magnes 3600 WH system, and one refurbished Neuromag 122 system sale in fiscal year 2002. The Vectorview and Neuromag 122 system were produced by our former Finnish subsidiary. The cost of revenues for fiscal year 2003 were due primarily to costs associated with the completion of a previous contract, one Magnes 3600 WH system sale and related unabsorbed overhead.

        Research and development expenses for fiscal year 2003 amounted to $882,763, compared to $1,022,178 fiscal year 2002. The reduction of research and development expenses for fiscal year 2003 as compared to fiscal year 2002 was due to continued, incremental cost reductions, including the implementation of an energy savings program which reduced the Company's energy costs by approximately 50% and even more significant, the reduction in space leased by the Company and the re-negotiation of the Company's existing lease which lowered the Company's lease payments by approximately 40%. The decrease in research and development expenses as a result of such cost reductions in the overhead structure is consistent with the Company's increased focus on marketing and sales as opposed to research and development.

        Marketing and sales expenses amounted to $1,520,416 for fiscal year 2003, compared to $1,747,460 for fiscal year 2002. The decrease in marketing and sales expenses in fiscal year 2003, compared to fiscal year 2002, was due to the reduction of trade shows and other related expenses and cost reductions in the Company's overhead structure, including the newly implemented energy savings program which, as stated above, reduced the Company's energy costs by approximately 50%.

        General and administrative expenses totaled $1,623,762 for fiscal year 2003, compared to $1,616,210 for fiscal year 2002. The increase in general and administrative expenses in fiscal year 2003 as compared to the same prior year period was primarily due to increased legal fees associated with the Company's arbitration with Elekta regarding the Company's distribution agreements with Elekta Instruments and Elekta KK.

        Interest expense totaled $391,035 for fiscal year 2003, compared to $24,726 during fiscal year 2002. The increase in interest expense in fiscal year 2003, as compared to fiscal year 2002 was due primarily to the interest paid on the line of credit the Company established with AIG Private Bank and the interest the Company accrued on certain outstanding payables.

        Other income totaled $540,767 in fiscal year 2003, compared to $24,004 in fiscal year 2002. The increase in other income was due primarily to foreign currency exchange effects and revenue sharing payments from a previously installed Magnes 2500 WH system, which has experienced increased patient flow and reimbursement collections. There is no guarantee that such levels of reimbursement and subsequent revenue sharing will continue.

        Net loss for the fiscal year ended September 30, 2003 amounted to $3,707,503 compared to a net loss of $10,038,122 for the comparable period in the prior fiscal year. The decrease in net loss in fiscal year 2003 was primarily due to the sale of our Finnish subsidiary in October 2002, the resolution of liability obligations directly related to the sale of our Finnish subsidiary in October 2002 and other cost cutting reasons implemented by the Company.

Discontinued Operations

        In December 1999, the Company acquired Neuromag Oy, located in Helsinki Finland for $10 million in cash and an interest-free minimum royalty obligation of $312,500 per year for eight years (totaling $2.5 million) to Marconi Medical Systems, Inc., Cleveland, Ohio. The funds for the purchase were provided by a loan from AIG Private Bank Ltd. ("AIG") totaling $11 million secured by 100% of the outstanding and issued capital stock of Neuromag Oy and guaranteed by an entity unaffiliated with the Company.

        In April 2001, $8,951,000 of the debt to AIG was cancelled in exchange for 42,623,810 shares of common stock of the Company as part of a private placement transaction with specified investors in accordance with Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. The common stock was issued at a per-share price of $0.21.

        The remainder of the AIG bank loan was restructured. As restructured, the loan in the principal amount of $3,357,000 from AIG matured in July 2002 at which time the Company defaulted on the loan.

        Due to changes in the business environment and to satisfy the debt to AIG the Company decided to sell its Finnish subsidiary, Neuromag Oy. The subsidiary was sold to Vaandramolen Holding BV, or VHBV, in October 2002, for a total of $4,000,000 in cash. $3,694,000 of the proceeds were used to fully pay the AIG bank debt, $100,000 were used to pay part of the existing intercompany debt and the remainder for general corporate purposes.

        The Company adopted SFAS No. 142 in fiscal year 2002, which requires that goodwill and certain intangibles no longer be amortized, but instead tested for impairment at least annually. Therefore, there was no goodwill amortization in fiscal year 2002, compared to $1,319,000 in fiscal year 2001. In the Company's consolidated financial statements dated September 30, 2002, the Company recognized a goodwill impairment of $5,974,000 due to the sale of the Company's Finnish subsidiary in October 2002. The Company retains responsibility for the royalty obligations to Marconi after the sale of Neuromag Oy.

        The Company adopted SFAS No. 144 in fiscal year 2002, which requires that adjustments to amounts previously reported in discontinued operations that are directly related to the disposal of component of an entity in a prior period be classified separately in the current period in discontinued operations. Pursuant to the sale of Neuromag Oy in October 2002, the resolution of liability obligations directly related to the sale resulted in the Company recognizing a net recorded gain of $455,000 on the sale of the Company's Finnish subsidiary for the fiscal year ended September 30, 2003.

Liquidity and Capital Resources

        4-D continued to experience substantial losses of $3,708,000 in fiscal year 2003. The Company had negative cash flows from operations of $3,409,000 in fiscal year 2003.

        In December 1999, 4-D acquired all of the issued and outstanding capital stock, or Shares, of Neuromag Oy pursuant to the terms of a share purchase agreement with Marconi. Under the terms of the share purchase agreement, the Company paid Marconi a total of $10,000,000 in cash for the purchase of the Shares and agreed to pay Marconi between a minimum of $2,500,000 and a maximum of $5,000,000 in royalties under an ancillary royalty agreement over an eight-year period. As of September 30, 2003, the Company has paid a total of $625,000 under the royalty agreement. The acquisition was funded by a loan from AIG in the principal amount of $11,000,000. Mr. Egli, a member of the Company's board of directors, is also a member of the board of directors of AIG.

        Interest under the AIG loan accrued at the rate of 6.8% per annum until April 26, 2002, at which time the interest rate was reduced to 4.4% per annum for the remainder of the loan term. On May 15, 2002 the accrued interest in the amount of $232,000 was capitalized increasing the principal loan balance to $3,590,000. The AIG loan matured in July 2002.

        In October 2002, the Company sold its Finnish subsidiary, Neuromag Oy, to Vaandramolen Holdings, BV, a Dutch company, for $4,000,000 in cash. $3,694,000 of these funds the Company used to pay back the $3,590,000 of principal and $94,000 of interest due on the Company's loan from AIG and to pay the $10,000 bank service fee. 4-D retains responsibility for the Royalty Agreement by and between the Company and Marconi. See Note 3 of the consolidated financial statements for additional information with regard to 4-D's sale of Neuromag Oy.

        In November 2002, 4-D entered into another line of credit with AIG Bank for $1,000,000. The interest on the line of credit is 4.17% and initially the line of credit was due and payable November 5, 2003. In January 2003 the maturity of the line of credit was extended until May 5, 2004. Proceeds were used to pay off the two $125,000 unsecured loans from Enrique Maso and Swisspartners and the two $100,000 unsecured loans from MATRUST, S.L. and International Sequoia Investment Ltd. Each loan had an interest rate of 8% per annum. Accrued interest for Enrique Maso was recorded as a gain upon the extinguishment of the debt and is reflected in "Other Income" on the statement of operations. The accrued interest for Swisspartners was due and payable in March 2003 and paid in April 2003. Proceeds were also used to pay accounts payable in the amount of $120,000 to Dr. Galleon Graetz, a member of the board of directors of 4-D and a consultant for the Company. The respective parties then pledged all of these amounts, totaling $570,000 as collateral against the loan. The remaining amount was used for general corporate purposes.

        As additional collateral against the loan, Mr. Egli, a member of 4-D's board of directors, provided a personal guarantee of $500,000 and the Company pledged its U.S. patent portfolio and a Magnes 2500 WH system, currently installed at the University of Alabama, to which the Company retains title.

        In December 2002, 4-D was authorized to offer and issue up to an additional 60,000,000 shares of common stock at a price not less than $0.05 per share. During December 2002 an additional 60,000,000 shares were issued to Swisspartners Investment Network AG in a private placement transaction in accordance with Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended, in exchange for cash in the aggregate sum of $3,000,000.

        Capital equipment expenditures totaled $23,000 in fiscal year 2003 compared to $164,000 in fiscal year 2002, of which $127,000 is related to discontinued operations. The decrease in fiscal year 2003 can be attributed principally to a decrease in purchases during the year. Capital expenditures will continue to remain low due to the Company's focus on the marketing of the Company's current product line to the emerging clinical market.

        In February 2003, the Company signed a new five-year lease agreement with the owners of the property on which the Company's headquarters are located in San Diego. The lease expires in February 2008. The leased space has been reduced to approximately 46,000 square feet and the average monthly lease payment for the first year and over the term of the lease will be approximately $35,000 and $52,000 respectively. The Company subleases approximately 450 square feet of the leased facility on a month-to-month basis to one company for a net monthly rent of approximately $425.

        The branch office in Germany leases approximately 3,000 square feet at Gruener Weg 82, D-5100 Aachen, Germany pursuant to a year-to-year lease agreement expiring in December 2003. Monthly lease payments are approximately $2,000. Sales and service for the European operations are conducted from the German facility.

        In March 2003, Elekta AB, the parent company of Elekta Instruments Inc. and Elekta KK, 4-D "s distribution partners in the United States and Japan respectively, announced their acquisition of 4-D

Oy (also known as Neuromag Oy), the Company's former subsidiary, which had been sold to Vaandramolen Holding BV in October 2002. This acquisition may have an adverse impact on the distribution of 4-D's products in these territories. The Company is currently in dispute regarding its distribution agreements with Elekta Instruments and Elekta KK and arbitration proceedings were commenced on or about April 30, 2003, and June 16, 2003, before the American Arbitration Association and International Chamber of Commerce, respectively. Elekta Instruments is seeking termination of Company's distribution agreement as well as unspecified monetary damages and costs. 4-D is seeking unspecified monetary damages and certain other equitable remedies in its claims and counterclaims against Elekta KK and Elekta Instruments. These disputes may result in, among other things, a change in the Company's distributors or the termination or a change in the structure of the Company's distribution agreements. 4-D intends to vigorously pursue its rights under the distribution agreements and the Company expects to incur significant additional fees for professional services as a result of these disputes. The Company is unable to predict the outcome of these proceedings.

        The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed above and as shown in the accompanying consolidated financial statements, the Company has operating and liquidity concerns that raise substantial doubt about the Company's ability to continue as a going concern. There can be no assurance that 4-D will be able to successfully improve its operating results or that the Company's liquidity and capital resources will be sufficient to maintain normal operation. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

Risks and Uncertainties

        4-D faces the following risks associated with the Company's business operations and will continue to face these risks after the Reverse Split:

        4-D has historically reported significant net losses and negative cash flows from operations. If the Company continues to incur operating losses and negative cash flows from operations, the Company may be unable to continue its operations. As a result, there is substantial doubt about the Company's ability to continue to operate as a going concern.

        4-D's financial position reflects that the Company has been focused on research and development and that a commercial MEG market has not developed, resulting in low volume sales to medical research institutions. The Company's net losses in the last two years have been approximately as follows:

  •
  $3,708,000 of losses in fiscal year 2003 and

  •
  $10,038,000 of losses in fiscal year 2002

        In the last two years, the Company's negative cash flows from operations have been approximately as follows:

  •
  $3,409,000 in fiscal year 2003 and

  •
  $2,757,000 in fiscal year 2002

        4-D's total assets have also decreased in the last two fiscal years to approximately $4,760,000 in 2003 compared to approximately $8,514,000 in 2002. As of September 30, 2003, the Company's accumulated deficit was approximately $124,689,000, the shareholders' deficit was $3,920,000 and the Company had negative working capital of approximately $1,717,000.

        Historically, 4-D has raised additional capital through the Company's majority shareholders and related parties to fund continuing operations. There can be no assurance that these sources of capital will continue to be available on terms acceptable to the Company, if at all. The Company is uncertain with respect to additional funding and may be unable to meet the Company's future capital needs. As a result, there is substantial doubt about the Company's ability to continue to operate as a going concern.

        4-D's management and controlling shareholders, which together control in excess of a majority of the Company's common stock, may control the Company's operations and make decisions that other shareholders do not consider in their best interest.

        4-D's present directors, executive officers and principal shareholders and their affiliates beneficially own a majority of the Company's outstanding common stock. As a result, if all or some of these shareholders were to act together, they could exercise significant influence over all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions, such as the Reverse Split. Such concentration of ownership may also have the effect of delaying or preventing a change in the Company's control that may be favored by other shareholders.

        If 4-D is unable to satisfy customer performance and service requirements, the Company may be unable to compete effectively.

        4-D's success may be limited by its ability to satisfy customer performance requirements for its systems, as well as by the Company's ability to complete, in a timely fashion, product developments and enhancements to satisfy customer requirements. In addition, if the Company's or its distributors are not able to respond in a timely manner to service requirements, the Company's competitiveness may be adversely impacted.

  4-D's vendors may not continue providing favorable credit terms.

        Due to the Company's liquidity issues, the Company has extended vendor payments beyond normal credit terms. If the Company's major vendors were to decline further credit or require cash on delivery payments, the Company's financial position, results of operations and cash flows would be adversely impacted.

        4-D's current arrangements for distribution of the Company's products in the U.S. and Japan are uncertain and may adversely impact our rate of sales in those regions.

        In March 2003, Elekta AB, the parent company of Elekta Instruments Inc. and Elekta KK, the Company's distribution partners in the United States and Japan respectively, announced their acquisition of 4-D Oy (also known as Neuromag Oy), the Company's former subsidiary, which had been sold to Vaandramolen Holding BV in October 2002. This acquisition may have an adverse impact on the distribution of the Company's products in these territories. 4-D is currently in dispute regarding the Company's distribution agreements with Elekta Instruments and Elekta KK, and on or about April 30, 2003, and June 16, 2003, arbitration proceedings were commenced before the American Arbitration Association and International Chamber of Commerce, respectively. Elekta Instruments is seeking termination of the Company's distribution agreement as well as unspecified monetary damages and costs. The Company is seeking unspecified monetary damages and certain other equitable remedies in its claims and counterclaims against Elekta KK and Elekta Instruments. These disputes may result in, among other things, a change in the Company's distributors or the termination or a change in the structure of the Company's distribution agreements. 4-D intends to vigorously pursue its rights under the distribution agreements and the Company expects to incur significant additional fees for professional services as a result of these disputes. The Company is unable to predict the outcome of these proceedings.

        If 4-D is unable to identify additional clinical applications for the Company's MEG systems, there will be limited commercially viable markets for 4-D's products.

        Currently, there are only a few established diagnostic uses for MEG systems known by the medical industry. A commercial market may never develop for multiple uses of 4-D's products. A lack of additional clinical applications may limit the commercial market for the Company's MEG systems and will have a material adverse impact on the Company's financial position, results of operations and cash flows.

        If foreign currency exchange rates fluctuate, 4-D's return on sales in U.S. dollars may suffer.

        Significant portions of 4-D's sales to date have been in foreign markets. Revenues from international sales represented 24% of the Company's revenues from MEG systems for the fiscal year ending September 30, 2003. The Company expects that revenues from international sales will continue to represent a significant portion of the Company's annual revenues. Because the Company sells in foreign markets, it is exposed to potential risks of increases and decreases in foreign currency exchange rates. Fluctuations may reduce the return in U.S. dollars that the Company actually receives on its sales. Although as of September 30, 2003 and 2002 the Company did not have any open forward exchange contracts, upon occasion, the Company may enter into forward exchange contracts to partially hedge (or protect) against such foreign currency exchange risks.

        If 4-D fails to compete successfully, its revenues and operating results will be adversely affected.

        Historically, 4-D's industry has been characterized by ongoing price competition. 4-D's competitors compete with the Company for the limited number of whole head systems currently being purchased worldwide. The future profitability of the Company's systems may be negatively impacted by this competition.

        If 4-D is unable to develop additional products, 4-D's ability to commercialize its products will be adversely impacted.

        4-D's success may be limited by the Company's dependence on its current line of MEG systems. The Company is currently dependent on sales of its MEG systems to basic research institutions that represent a market of limited size. The Company's current product line may not fully meet the needs of a commercial clinical market and the Company may be required to develop additional products directly suited to an emerging set of needs from this market. 4-D's financial results may be materially adversely affected if the Company's current line of MEG products does not fully meet the commercial applications that emerge, or the Company is not able to offer new products in a timely and cost effective manner.

        If new government legislation is enacted or unfavorable medical industry trends arise, 4-D may be unable to sell its products and 4-D's revenues will suffer.

        4-D cannot predict what adverse effect, if any, future legislation or FDA regulations may have on the MEG market and the Company's financial results. Medical industry cost containment trends may impose restrictions on sizeable third-party reimbursements for diagnostic procedures, limiting the market opportunity. Further, if federal government agencies or any state legislature enacts legislation or guidelines relating to 4-D's business or the health care industry that create additional business hurdles, including legislation relating to third party reimbursement, the Company's financial position and results of operations could be negatively affected.

        4-D's success is dependent upon its ability to attract and retain qualified scientific and management personnel.

        The loss of services of any one of 4-D's executive management or key scientific personnel would delay the Company's ability to execute its business plans and reduce the Company's ability to successfully develop and commercialize products, maintain good customer relationships and compete in the marketplace. There can be no assurance that 4-D will be able to hire, train or retain such qualified personnel.

        In addition, the loss of the services of Dr. Buchanan, who currently serves as 4-D's President, Chief Executive Officer and Principal Financial Officer would have a material adverse effect on Company's prospects. Currently none of the executive officers of the Company have an employment agreement or contract with the Company. All of our executive officers are "at-will" employees of the Company and under no specified term arrangements.

        If discoveries or developments of new technologies occur, 4-D's products and technology may become obsolete.

        4-D's industry is characterized by rapid technological change, which may also impact the Company's commercial success. Competitors may develop products using other technologies or may improve existing products. This competition may reduce the size of the potential market for the Company's products or make them obsolete or non-competitive. Competitors may also develop new or different products using technology or imaging modalities that provide, or are perceived as providing, greater value than the Company's products. 4-D's financial position and results of operations will be materially adversely affected if such competitive developments occur.

        4-D's stock price is highly volatile and subject to fluctuations based on sales and other market conditions.

        The market prices for securities of companies with newly emerging markets have historically been highly volatile, and their stock price from time to time has experienced significant price and volume fluctuations that are unrelated to the operating performance of such companies. Moreover, 4-D's relatively low trading volume increases the likelihood and severity of volume fluctuations, which likely will result in a corresponding increase in the volatility of the Company's common stock price. Factors such as announcements of recapitalizations, complex technological innovations or new sales, governmental regulations, developments in patent or other proprietary rights, developments in the Company's relationships with collaborative partners, general market conditions and the timing of decisions by the Company's existing shareholders to sell large positions of the Company's common stock may have a significant effect on the market price of the Company's common stock. Fluctuations in financial performance from period to period, or acceleration of any of 4-D's debt by its lenders, also may have a significant impact on the market price of the Company's common stock.

        4-D's efforts to effect the Reverse Split and reduce the number of holders of record of 4-D's common stock to fewer than 300 may be unsuccessful and 4-D may be unable to terminate the Company's Registration and Periodic Reporting Obligations.

        If shareholders holding less than 1200 shares of 4-D's common stock purchase sufficient shares of the Company's common stock to remain shareholders following the Reverse Split or if multiple shareholders holding 1200 or more shares in street name through nominees, such as banks and brokers, register their shares in their own name, then the number of holders of record of the Company's common stock may not be reduced below 300 and the Company may be ineligible to terminate its Registration and Periodic Reporting Obligations.

        Even if 4-D completes the Reverse Split, 4-D may not realize the cost savings that the Company anticipates.

        4-D is undertaking the Reverse Split at this time because the Company believes that it will save substantial additional costs associated with compliance with the Registration and Periodic Reporting Obligations. However, the Company's cost saving estimates may be inaccurate, and the actual savings to be realized from terminating the Company's Registration and Periodic Reporting Obligations may be higher or lower than the Company's estimates. In addition, more shareholders than the Company anticipates may reduce their holdings of the Company's common stock in the accounts to below 1200 shares, so that they can be cashed out, which would increase the costs associated with the Reverse Split.

MARKET FOR OUR COMMON STOCK AND DIVIDEND POLICY

        Our common stock is currently trading on the Nasdaq Over the Counter Bulletin Board, or OTCBB, under the symbol "FDNX.OB." The following table sets forth the range of high and low closing prices by quarter for the Company's common stock. Such quotations represent inter-dealer prices without retail markup, markdown or commission and may not necessarily represent actual transactions.

	High	Low
Fiscal Year 2003
1st Quarter ended December 31, 2002	$0.14	$0.03
2nd Quarter ended March 31, 2003	$0.11	$0.06
3rd Quarter ended June 30, 2003	$0.16	$0.06
4th Quarter ended September 30, 2003	$0.09	$0.04
Fiscal Year 2002
1st Quarter ended December 31, 2001	$0.16	$0.08
2nd Quarter ended March 31, 2002	$0.20	$0.09
3rd Quarter ended June 30, 2002	$0.13	$0.08
4th Quarter ended September 30, 2002	$0.11	$0.04

        As of November 6, 2003, there were approximately 389 holders of record of our common stock and 221,859,748 shares of common stock outstanding. The reported closing price for our common stock on the OTCBB on November 6, 2003, the day the shareholder consent was given, was $0.05 per share.

        We have never declared or paid dividends on our common stock. We do not anticipate declaring any dividends on our common stock in the foreseeable future and intend to retain future earnings, if any, for the development of our business. There are no contractual obligations, preferences or restrictions related to the declaration or distribution of dividends.

INFORMATION CONCERNING 4-D NEUROIMAGING

The Company

        4-D Neuroimaging (formerly Biomagnetic Technologies, Inc.), or 4-D, is a California corporation originally founded in 1970 to produce equipment for physics labs. 4-D currently develops, produces, markets and sells medical instrumentation that allows physicians to monitor how the body is functioning, and provides an important tool to neuroscientists, helping them to unravel how the brain functions. The basic technology is referred to as Magnetoencephalography, or MEG (sometimes Magnetic Source Imaging or MSI). MEG systems measure and locate magnetic fields generated by the human body, and assist in the noninvasive diagnosis of a potentially broad range of medical disorders. These measurements provide useful information about the normal and abnormal functioning of the brain, heart, spine and other organs. Currently, we are focusing our efforts on MEG applications for the brain.

        MEG systems use advanced superconducting technology to noninvasively detect and characterize naturally occurring magnetic fields that are one billion times smaller than the earth's magnetic field. This capability is used to measure the magnetic fields, from the brain or body thousands of times a second. Physician are employing this ability to aid in the evaluation and planning for surgical treatment of epilepsy, and the identification of important functional areas of the brain (e.g. motor and language-related cortex) that can be at risk during neurological surgery for tumors and other brain lesions, also referred to as pre-surgical functional mapping, or PSFM. The neuroscience research community is employing MEG to help them unravel the functional complexity of the brain.

        A major step was taken in 2001 in the commercialization of MEG. The American Medical Association, or AMA, issued Current Procedural Terminology, or CPT, codes for both epilepsy and PSFM using MEG. While epilepsy and PSFM may be relatively small markets in and of themselves, the issuance of CPT codes for these uses of MEG represent a major step forward in the market development of MEG. They form the foundation for other applications currently in development. A further step was taken in November 2002 when the Center for Medicare and Medicaid Services, or CMS, issued their recommended reimbursement levels for the use of MEG in epilepsy and PSFM. The level of reimbursement established can provide an economic basis for the purchase and use of MEG systems. These reimbursement levels became effective January 1, 2003. In November 2003, CMS increased the levels for reimbursement of MEG. These new, higher levels become effective January 1, 2004.

        The Company and certain of our customers are continuing to investigate the value of the technology for the diagnosis of other disorders of the brain, such as dyslexia, stroke, mild head trauma, schizophrenia, depression and other neuropsychiatric disorders, as well as for problems of the heart, spine, and gastrointestinal system.

        MEG differs significantly from other anatomical and functional imaging methods. Traditional medical imaging technologies such as X-ray, magnetic resonance imaging, or MRI, and computed tomography, or CT, provide valuable anatomical detail but no direct functional information. Functional imaging methods such as electroencephalography or EEG, positron emission tomography or PET, single photon emission tomography or SPECT, and functional MRI or fMRI, have limited spatial or temporal resolution, or require invasive procedures, such as the injection of radioactive isotopes or surgical placement of electrodes into the brain, to locate normally or abnormally functioning areas of the brain. We believe that MEG is currently the only method that can noninvasively characterize the normal and abnormal function of the brain with the high temporal and spatial resolution necessary to be clinically useful in a potentially wide range of applications. A MEG system, when used in conjunction with CT and MRI images, provides the clinician with information that links anatomy with function to provide a more complete picture of the patient's condition without the use of radioactive isotopes or invasive procedures, the majority of which are inherently costly.

Product and Market Development

        After developing our core technology for the scientific research market for physics we looked to expand our markets with other applications. We determined that the market for the use of MEG systems in the diagnosis of neurological and neuropsychiatric disorders might be very large. Since focusing on this market, we have pursued both technical and market development strategies intended to create a commercial clinical market for MEG. We have developed and released a series of products leading up to the product line we are currently offering. The current main product line consists of two whole-head systems—the Magnes® 2500 WH and the Magnes 3600 WH—and a system known as the Magnes 1300C which is designed for non-brain measurements, including fetal, cardiac, spinal and gastrointestinal studies. All of the products are available through common distribution channels throughout the world. As part of our ongoing commitment to the research market, any of these systems can be customized for the specific needs of a given research project. We market the Magnes 2500WH as our principle clinical system, while the Magnes 3600 WH is primarily marketed to the research market.

        As part of our market development strategy, we have targeted the evaluation of patients with epilepsy, and the pre-surgical functional mapping of patients who are candidates for surgery that would endanger important areas of the brain, as near-term clinical applications for MEG. With the issuance by the AMA of CPT codes for these indications in 2001, and the issuance by CMS of reimbursement levels for these applications in 2002, MEG has taken significant steps forward in its commercialization.

        In the U.S. alone there are over 100 tertiary care epilepsy centers that we have identified and believe could benefit from the use of MEG technology. We are currently directing our marketing and sales efforts towards these centers as potential customers for MEG systems in the U.S. These centers are typically affiliated with academic medical institutions with large neurosurgical programs that would also benefit from the PSFM application. Currently, we are aware of at least 5 centers in the U.S. using and receiving reimbursement for MEG on a routine basis for these indications: University of California, San Francisco; the University of Texas, Houston; Henry Ford Hospital in Detroit, Michigan; Scripps Research Institute in San Diego, California; and University of Alabama, Birmingham. In addition, we believe there are an equivalent number of epilepsy/PSFM centers with similar needs throughout the rest of the world. In addition to direct sales channels we are pursuing possible alliances or other distribution relationships that could expand the Company's access to the commercial market, which is expected to emerge following the issuance of CPT codes and the establishment of reimbursement levels.

Our Directors and Executive Officers

        Our board of directors and executive officers currently consist of the following individuals:

        D. Scott Buchanan, Ph.D.    Dr. Buchanan is the Company's president and chief executive officer and has served as a member of the board of directors since 1997. He joined the Company in 1986. He served as vice president, product operations from February 1992 through December 1996 and has served as president since December 1996, chief executive officer since March 1997 and principal financial officer since November 2000. Dr. Buchanan has been involved with product and applications development since joining the Company as a staff physicist. Dr. Buchanan received a B.S. in Physics from Lehigh University in Pennsylvania and an M.S. and Ph.D. in Physics from the University of Illinois. Dr. Buchanan was elected to the Company's board of directors in 1997. Dr. Buchanan is a citizen of the United States.

        Martin P. Egli.    Mr. Egli is the chairman of the Company's board of directors. He has served since 1993 as a partner and principal of Swisspartners Investment Network AG ("Swisspartners"), a company that provides investment management, corporate finance and trust services. Swisspartners is a principal shareholder of 4-D. Mr. Egli is a director of several privately-held companies and was elected to the Company's board of directors in 1995. Mr. Egli is a citizen of Switzerland.

        Dr. Galleon Graetz.    Dr. Graetz is a member of the Company's board of directors. He served as clinical consultant and co-director of the internal medicine division of the Swiss Hospital School of Nursing from 1990 to 1997. Dr. Graetz is currently a senior partner of Care Net AG, a health consulting company, and currently involved as part of the management team at Medizinisches Zentrum Romerhof, a unique health care provider located in Zurich. Dr. Graetz was educated in internal medicine and radiology in Switzerland and Israel. Dr. Graetz was elected to the Company's board of directors in 1998. Dr. Graetz is a citizen of Switzerland.

        Eugene C. Hirschkoff, Ph.D.    Dr. Hirschkoff is the Company's vice president, engineering. He joined the Company in 1971, and has served in many capacities in engineering, technology development and manufacturing. From 1990 through 1996, he served as director of clinical applications, managing the Company's research and development programs with its collaboration partners at the Scripps Clinic and Research Foundation and the University of California at San Francisco among others. Dr. Hirschkoff is responsible for the Company's FDA compliance programs. In December 1997 he was appointed vice president, engineering and in November 2000 he was appointed corporate secretary. Dr. Hirschkoff received his B.A. in Physics and Mathematics at Reed College in Oregon; M.A. in Physics at Harvard University; Ph.D. in Physics from the University of California, San Diego; MBA from the State University of California, San Diego and his J.D. from the University of San Diego. Dr. Hirschkoff is a citizen of the United States.

        Hans-Ueli Rihs.    Mr. Rihs is a member of the Company's board of directors. He served as international sales director and board member of PHONAK Holding, Ltd., Hearing Instruments and Systems for the Hard of Hearing, in Stafa, Switzerland from 1976 to 1999. Since 2000 he has been an independent entrepreneur and investor. He currently serves as a board member of PHONAK, is a board member of Swisspartners and Mespas Ltd. He was elected to the Company's board of directors in 2001 in connection with the purchase by Swisspartners of 14,751,153 shares of the Company's common stock in a private placement transaction. Mr. Rihs is a citizen of Switzerland.

        Kenneth C. Squires, Ph.D.    Dr. Squires is the Company's vice president, marketing. He joined the Company in September 1988. Since that time he has held various positions as director of clinical applications and director of neuroscience applications—marketing and was appointed vice president, marketing in December 1996. Dr. Squires received his B.S. and M.S. degrees in Aeronautical Engineering at the University of Minnesota and his Ph.D. in Experimental Psychology from the University of California, San Diego. Dr. Squires is a citizen of the United States.

        Martin Velasco.    Mr. Velasco is an entrepreneur with extensive experience in the electronic communications industry, combining the experience of large international companies with high-tech start-ups. In the last three years he also has developed significant activities in the medical and biotech areas. Martin Velasco holds an engineering degree in electronics, a postgraduate degree in computer science from the EPFL Lausanne and an MBA from INSEAD. Martin Velasco serves on several boards of high-tech start-ups in Europe and United States, as well as venture and investment funds. Mr. Velasco was elected to our board of directors in 2000. He is a member of the Business Steering Committee of the Global Business Dialog for Electronic Commerce, member of the World Economic Forum Digital Divide Task Force and Chairman of the Investment Committee of the Positive Fund. Mr. Velasco is also the Chairman of the charity Infantia Foundation he founded in 1999, which has the objective to help children in the developing world. Mr. Velasco is a citizen of Spain.

Security Ownership of Management

        The following table sets forth the beneficial ownership of common stock of the Company as of November 6, 2003 by each director and by our current chief executive officer, each of the other two executive officers whose compensation exceeded $100,000 during fiscal year 2003 and by all current directors and executive officers of the Company as a group. No other executive officer's compensation exceeded $100,000 during fiscal year 2003. All shares are subject to the named person's sole voting and investment power except where otherwise indicated.

	Shares Beneficially Owned
Name of Beneficial Owner(1)	Number(1)		Percent(2)	Percent After Reverse Split
D. Scott Buchanan, Ph.D 9727 Pacific Heights Blvd San Diego, CA 92121 (858) 453-6300	1,706,501	(3)	*	*
Martin P. Egli Am Schanzengraben 23 Zurich, CH-8039, Switzerland +41-1-285-7600	35,456,394	(4)	15.98%	16.06%
Martin Velasco Cours Des Bastions, 6 Geneva, CH-1205, Switzerland +41-22-310-9542	22,882,273	(5)	10.31%	10.36%
Galleon Graetz Klosbachstrasse 116 Zürich, CH-8032, Switzerland +41-43-244-8686	62,187,713	(6)	28.03%	28.17%
Eugene C. Hirschkoff, Ph.D 9727 Pacific Heights Blvd San Diego, CA 9212 (858) 453-6300	807,050	(7)	*	*
Kenneth C. Squires, Ph.D 9727 Pacific Heights Blvd San Diego, CA 9212 (858) 453-6300	794,735	(8)	*	*
Hans-Ueli Rihs Am Schanzengraben 23 Zurich, CH-8039, Switzerland +41-1-285-7600	1,230,769		*	*
All current directors and executive officers as a group (7 persons)(9)	125,065,435		54.94%	55.22%

*
Less than 1%.

(1)
Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable. Share ownership in each case includes shares issuable on exercise of certain outstanding options as described in the footnotes below.

(2)
Percentage of ownership is calculated pursuant to SEC Rule 13d-3d(1).

(3)
Shares beneficially owned include options to purchase 1,673,709 shares of common stock held by Dr. Buchanan, which are now exercisable or exercisable within 60 days after November 6, 2003.

(4)
Consists of 6,474,274 shares owned by Mr. Egli and 28,982,120 shares owned by Swisspartners. Mr. Egli is a managing director of Swisspartners Investment Network AG.

(5)
Consists of 22,882,273 shares owned by International Sequoia Investments Ltd. Mr. Velasco currently owns the majority of the outstanding shares of Sequoia, and therefore, controls their shares of 4-D.

(6)
Shares beneficially owned include options to purchase 600,000 shares of common stock held by Dr. Graetz, which are now exercisable or exercisable within 60 days after November 6, 2003 and 61,587,713 shares held by his mother, Rose Rita Graetz.

(7)
Shares beneficially owned include options to purchase 740,000 shares of common stock held by Dr. Hirschkoff, which are now exercisable or exercisable within 60 days after November 6, 2003.

(8)
Shares beneficially owned include options to purchase 725,400 shares of common stock held by Dr. Squires, which are now exercisable or exercisable within 60 days after November 6, 2003.

(9)
Shares beneficially owned include all shares held by entities affiliated with certain directors as described in the footnotes above and options to purchase 3,739,109 shares of common stock held by directors and executive officers as a group which are now exercisable or exercisable within 60 days after November 6, 2003.

        No director, executive officer, or associate of any director or executive officer has any substantial interest, direct or indirect, by security holders or otherwise, in the proposed action covered by the related resolutions adopted by our board of directors, which is not shared by all other shareholders.

        During the last five years neither 4-D nor any executive officer or director thereof nor any person controlling 4-D has been convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) or was a party to any judicial or administrative proceeding that resulted in a judgment, decree or final order enjoining them from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Principal Shareholders and their Security Ownership

        The following are the only persons known to 4-D to own beneficially, as of November 6, 2003, more than five percent (5%) of the outstanding shares of our common stock.

        Rose Rita Graetz, a private investor, is a Swiss citizen where she has resided all of her life and has been retired since 1980. Mrs. Graetz has no active role at 4-D.

        Enrique Maso, a private investor, is a former large industrialist in Europe and the former mayor of Barcelona. He is currently the chairman of the board of Electronic Data Systems in Spain, a position he has held since 1983. He received a masters degree in Industrial Engineering Management from New York University and a doctorate in Engineering from the Politechnic College of Barcelona. Dr. Maso was elected to the Company's board of directors in 1995 and served as chairman of the board of directors from September 1997 to March 2001.

        Swisspartners Investment Network AG, a Swiss company, provides investment management, corporate finance and trust services. Its principal place of business is located at Am Schanzengraben 23, Zurich, Switzerland.

        International Sequoia Investments Ltd., in Port Louis Republic, is a private equity investment company. Its principal place of business is located at St James Court, Suite 308, St Denis Street, Port Louis, Republic of Mauritius.

	Shares Beneficially Owned
Name and Address of Beneficial Owner(1)	Number(1)		Percent(2)	Percent After Reverse Split
Enrique Maso Europa Residence Place des Moulins 98 000 Montecarlo, Monaco	63,961,696	(3)	28.83%	28.97%
Rose Rita Graetz Im Grut Meilen, CH-8706, Switzerland	62,187,713	(4)	28.03%	28.17%
Swisspartners Investment Network AG Postfach 970 Am Schanzengraben 23 Zurich, CH-8039, Switzerland +41-1-285-7600	35,456,394	(5)	15.98%	16.06%
International Sequoia Investments Ltd. St. James Court, Suite 308, St. Denis Street Port Louis, Rep. of Mauritius +23-0-211-6242	22,882,273	(6)	10.31%	10.36%

(1)
Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable.

(2)
Percentage of ownership is calculated pursuant to SEC Rule 13d-3(d)(1).

(3)
Consists of 62,890,863 shares beneficially owned by Dr. Maso and 1,070,833 shares owned by MATRUST, S.L. Dr. Maso is a majority shareholder in MATRUST.

(4)
Consists of 61,587,713 shares beneficially owned by Mrs. Graetz and options to purchase 600,000 shares of common stock held by her son, Galleon Graetz, which are now exercisable or exercisable within 60 days after November 6, 2003.

(5)
Consists of 28,982,120 shares owned by Swisspartners Investment and 6,474,274 shares owned by Mr. Egli. Mr. Egli is a managing director of Swisspartners Investment Network AG.

(6)
Consists of 22,882,273 shares owned by International Sequoia Investments Ltd. Mr. Velasco currently owns the majority of the outstanding shares of Sequoia, and therefore, controls their shares of 4-D.

        During the last five years no principal shareholder of 4-D has been convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) or was a party to any judicial or administrative proceeding that resulted in a judgment, decree or final order enjoining them from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Certain Relationships and Related Transactions with Affiliates

        In March 2001, the Company entered into a consultancy agreement with Mr. Fernandez Atela, who was then serving as chairman of the Company's board of directors. Under the original agreement terms, Mr. Fernandez Atela was entitled to receive a consultancy fee of $250,000 per year, payable monthly, an administration reimbursement expense of up to $60,000 per year, payable monthly, up to 3% of the net financing received by the Company as a result of Mr. Atela's services and up to 5% of the net sales received by the Company for concluding any MEG sales in Spain. The agreement had an initial term of one year and could be cancelled monthly by written notice. Under the original agreement terms, Mr. Fernandez Atela was also entitled to receive a termination fee of $187,500 at the termination of the agreement. In April 2002 Mr. Fernandez reduced his billing for administration reimbursement to $0 per year. Mr. Fernandez Atela received compensation in the amount of $314,291 representing consulting fees during the fiscal year ended September 30, 2002. Effective October 2002 Mr. Fernandez resigned from the board of directors. In January 2003 we reached an agreement with Mr. Fernandez in which he accepted a settlement of $80,000 cash plus 1,500,000 shares of 4-D common stock in exchange for cancellation of his contract and all payments owed totaling approximately $66,000.

        In November 2002, we sold 100% of our shares in our wholly-owned subsidiary, Neuromag Oy, to Vaandramolen Holding BV for $4,000,000. We used $3,694,000 of the proceeds from the sale to fully pay the remaining debt outstanding under a loan from AIG Bank, which had been used to fund our acquisition of Neuromag in December 1999. Martin Egli, a member of the Company's board of directors, also serves on AIG Bank's board of directors.

        In April 2002, an additional 6,153,845 shares of the Company's common stock were issued on terms previously authorized in a private placement in accordance with Section 4(2) of the Securities Act of 1933, as amended, in exchange for cash in the aggregate sum of $800,000. The participating investors included International Sequoia Investments Ltd., of which our board member Martin Velasco owns the majority of the outstanding shares, Swisspartners Investment Network AG, of which our board member Martin Egli is a senior partner, and our board members Enrique Maso and Hans-Ueli Rihs.

        In December 2002, an additional 60,000,000 shares of the Company's common stock was issued to Swisspartners Investment Network AG in a private placement transaction pursuant to Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended, in exchange for cash in the aggregate sum of $3,000,000, or $0.05 per share.

        The Company has entered into an arrangement with Dr. Graetz, a member of our board of directors, pursuant to which, in addition to expenses incurred, he is to receive a $10,000 retainer per month in exchange for his services in establishing insurance reimbursement and market development for MEG in Europe. This arrangement is on a month-to-month basis and may be cancelled at any time at our sole discretion. Dr. Graetz received compensation in the amount of $180,000 during the fiscal year ended September 30, 2003.

        On or about November 5, 2002, we obtained a new line of credit with AIG Bank for $1,000,000. The interest on the line of credit is 4.17%. Originally the line of credit was due and payable November 5, 2003; however, in January 2003 the maturity of the line of credit was extended to May 5, 2004. The proceeds were used to pay off four unsecured loans obtained by the Company during fiscal year 2003 as described below, and an accounts payable in the amount of $120,000 due to Carenet AG, a company owned by Dr. Galleon Graetz, a member of our board of directors. The four unsecured loans included: (a) two unsecured loans from MATRUST, S.L. a shareholder of the Company, for $225,000. (Dr. Enrique Maso, a principal shareholder of the Company and a former member of our board of directors, is a majority shareholder of MATRUST, S.L.); (b) an unsecured loan from a principal shareholder of the Company, Swisspartners Investment Network AG, for $100,000

(Mr. Egli, a member of our board of directors, is a senior partner of Swisspartners Investment network AG); and (c) an unsecured loan from another principal shareholder of the Company, International Sequoia Investment Ltd., for $100,000. All four loans were repaid in full with no interest charged. Mr. Velasco, a member of our board of directors, owns the majority of the outstanding shares of International Sequoia Investment Ltd. In addition to Mr. Egli's personal guarantee of $500,000, the respective parties pledged the sum of these amounts, or $570,000, as collateral against the loan from AIG Bank. The remaining $430,000 from the AIG line of credit was used for general corporate purposes.

OTHER MATTERS

Available Information

        We have filed an amended Rule 13e-3 Transaction Statement on Schedule 13E-3 under the Exchange Act with respect to the Reverse Split. The Schedule 13E-3, as amended, contains additional information about the Company. Copies of the Schedule 13E-3, as amended, are available for inspection and copying at our principal executive offices during regular business hours by any shareholder of the Company, or representative of a shareholder who has been so designated in writing, or by request directed to Eugene C. Hirschkoff at 4-D Neuroimaging, 9727 Pacific Heights Boulevard, San Diego, CA 92121, telephone: (858) 453 6300.

Where You Can Find More Information

        We are currently subject to the reporting requirements of the Exchange Act and, therefore, we file annual, quarterly and periodic reports, proxy statements and other information with the SEC. You may read and copy any document we have on file with the SEC at the SEC's public reference room in Washington, DC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

        After due inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

By Order of the Board of Directors
Dated: January 2, 2004	/s/ D. SCOTT BUCHANAN, PH.D. D. Scott Buchanan, Ph.D., President and Chief Executive Officer

ANNEX A

EIGHTH AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
4-D NEUROIMAGING,

        The undersigned certify that they are the President and Secretary respectively of 4-D Neuroimaging, a California corporation.

        The articles of incorporation of this corporation are amended and restated to read as follows:

ARTICLE I

        The name of the corporation is 4-D Neuroimaging.

ARTICLE II

        The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

ARTICLE III

        The corporation hereby effects by the unanimous approval of its board of directors and the necessary consent of its shareholders, a reverse stock split, whereby all shares of the corporation's authorized and outstanding common stock shall be reduced by a factor of one (1) share of common stock for every 1200 shares of common stock issued and outstanding as of the date of filing of the Eighth Amended and Restated Articles of Incorporation with the Secretary of State of the State of California (the "Effective Date"). Each holder of the corporation's common stock issued and outstanding as of the Effective Date shall receive one five hundredth (1/1200) of a share of the corporation's common stock for every one (1) share of the corporation's common stock held by such holder in a discrete account, whether of record or with a nominee, immediately prior to the Effective Date. Any and all fractional shares of the corporation's common stock in any discrete account in which there is less than a single whole share following the Effective Date will be acquired by the corporation for cash, at the rate specified by the corporation's board of directors in connection with the adoption of the Eighth Amended and Restated Articles of Incorporation. Any and all fractional shares of the corporation's common stock held in any discrete account in which there is greater than one (1) whole share following the Effective Date will be rounded upward to the nearest one (1) whole share. All stock certificates outstanding immediately prior to the Effective Date evidencing ownership of the corporation's common stock shall be deemed cancelled without further action by the shareholders as of the Effective Date, and following the Effective Date the corporation will issue new common stock or deliver cash in accordance with the foregoing.

        The corporation is to issue one (1) class of stock to be designated "common stock." The total number of shares which the corporation is authorized to issue is Four Hundred, Sixteen Thousand, Six Hundred, Sixty-Seven (416,667) shares, of which all such shares shall be common stock, without par value.

ARTICLE IV

        Section 1.    The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

        Section 2.    This corporation is authorized to indemnify the directors and officers of this corporation to the fullest extent permissible under California law.

        Section 3.    The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the corporation and its shareholders.

        The foregoing amendment and restatement of the Articles of Incorporation has been duly approved by the board of directors.

        The foregoing amendment and restatement of the Articles of Incorporation has been duly approved by the holders of the requisite number of shares of said corporation in accordance with California Corporations Code Sections 902 and 903. The total number of outstanding shares entitled to vote with respect to the foregoing amendment was 221,859,748 shares of common stock. No other shares were outstanding or entitled to vote on the foregoing amendment. The number of shares voting in favor of the foregoing amendment equaled or exceeded the vote required, such required vote being more than fifty percent (50%) of the outstanding shares of common stock.

        We declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct as of our own knowledge.

        Executed this    day of                        , 2003, at San Diego, California.

/s/ D. Scott Buchanan, Ph.D. D. Scott Buchanan, Ph.D. President
/s/ Eugene C. Hirschkoff, Ph.D. Eugene C. Hirschkoff, Ph.D. Secretary

REPORT OF INDEPENDENT ACCOUNTANTS

Board of Directors and Shareholders
4-D Neuroimaging

        We have audited the accompanying consolidated balance sheets of 4-D Neuroimaging (a California corporation) and subsidiary as of September 30, 2003 and 2002, and the related consolidated statements of operations, shareholders' equity (deficit), and cash flows for the years ended September 30, 2003 and 2002, respectively, as included in Annex B. Our audit also included the consolidated financial statement schedule. These consolidated financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of 4-D Neuroimaging and subsidiary as of September 30, 2003 and 2002, respectively, and the results of its operations and its cash flows for the years ended September 30, 2003 and 2002, respectively, as included in Annex B in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, the related consolidated financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.

        The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has historically reported significant net losses and negative working capital and serious liquidity concerns. These matters raise substantial doubt about the Company's ability to continue as a going concern. The Company may not be able to acquire adequate funding for its continued operations. The consolidated financial statements do not include any adjustments as to the recoverability and classification of assets and liabilities that might result should the Company be unable to continue as a going concern.

/s/ SWENSON ADVISORS, LLP
San Diego, California
December 17, 2003

ANNEX B

4-D NEUROIMAGING

CONSOLIDATED BALANCE SHEETS

	September 30,
	2003	2002
ASSETS
Cash and cash equivalents	$681,376	$166,697
Restricted cash	—	17,310
Accounts receivable, less allowance for doubtful accounts of $284,452 in 2003 and $216,124 in 2002	422,255	365,917
Inventories	2,935,520	4,137,919
Prepaid expenses and other current assets	507,904	200,399

Total current assets	4,547,055	4,888,242
Property and equipment, net	155,542	607,062
Goodwill, net	—	2,203,549
Deferred income taxes	—	588,175
Other assets	57,314	226,615

TOTAL ASSETS	$4,759,911	$8,513,643

LIABILITIES AND SHAREHOLDERS' DEFICIT
Notes payable	$1,000,000	$4,040,000
Accounts payable	1,780,544	1,903,159
Accrued liabilities	996,930	1,110,685
Accrued salaries and employee benefits	375,136	498,311
Customer deposits	1,640,835	535,749
Deferred revenues	150,715	341,843
Current portion of royalty obligation	312,000	312,000
Current portion of capital lease obligations	7,637	13,952

Total current liabilities	6,263,797	8,755,699
Note payable	—	521,614
Royalty obligation, net of current portion	1,128,041	1,025,706
Customer deposits	1,107,518	1,107,518
Deferred revenues	180,417	376,727
Capital lease obligations, net of current portion	—	7,637

Total liabilities	8,679,773	11,794,901

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' DEFICIT
Common stock—no par value; 500,000,000 shares authorized; 221,859,748 and 160,338,589 are issued and outstanding in 2003 and 2002, respectively	117,761,884	114,692,985
Additional paid-in capital	3,007,500	3,007,500
Accumulated deficit	(124,689,246)	(120,951,599)
Accumulated other comprehensive loss	—	(30,144)

Total shareholders' deficit	(3,919,862)	(3,281,258)

TOTAL LIABILITIES & SHAREHOLDERS' DEFICIT	$4,759,911	$8,513,643

See Notes to Consolidated Financial Statements

4-D NEUROIMAGING

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended September 30,
	2003	2002
REVENUES
Product sales	$1,917,268	$4,490,569
Product services	891,561	812,020

	2,808,829	5,302,589

COST OF REVENUES
Product	2,468,737	4,316,833
Product services	628,458	840,676

	3,097,195	5,157,509

GROSS MARGIN	(288,366)	145,080

OPERATING EXPENSES
Research and development	882,763	1,022,178
Marketing and sales	1,520,416	1,747,460
General and administration	1,623,762	1,616,210

	4,026,941	4,385,848

OPERATING LOSS	(4,315,307)	(4,240,768)
Interest expense	(391,035)	(24,726)
Interest income	3,779	4,054
Other income, net	540,767	24,004

LOSS BEFORE PROVISION FOR INCOME TAXES AND DISCONTINUED OPERATIONS	(4,161,796)	(4,237,436)
Provision for income taxes	800	800

NET LOSS FROM OPERATIONS	(4,162,596)	(4,238,236)
DISCONTINUED OPERATIONS
Income (loss) from discontinued operations	455,093	(5,799,886)

NET LOSS	$(3,707,503)	$(10,038,122)

BASIC AND DILUTED NET INCOME (LOSS) PER SHARE
Loss from operations	$(0.020)	$(0.028)
Earnings (loss) from discontinued operations	0.002	(0.038)

Loss per share	$(0.018)	$(0.066)

Weighted average number of common shares outstanding	206,518,249	152,788,459

COMPREHENSIVE LOSS:
Net loss	$(3,707,503)	$(10,038,122)
Cumulative translation adjustment	—	204,639

Comprehensive loss	$(3,707,503)	$(9,833,483)

See Notes to Consolidated Financial Statements

4-D NEUROIMAGING

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)

	Common Stock				Accumulated Other Comprehensive Loss
			Additional Paid-In Capital	Accumulated Deficit
	Shares	Amount				Total
BALANCE, SEPTEMBER 30, 2001	145,018,629	$112,699,555	$3,007,500	$(110,913,477)	$(234,783)	$4,558,795
Exercise of stock options	200,000	30,000				30,000
Sale of stock under ESPP	43,038	3,430				3,430
Sale of stock	15,076,922	1,960,000				1,960,000
Net loss				(10,038,122)		(10,038,122)
Translation adjustments					204,639	204,639

Comprehensive loss						(9,833,483)

BALANCE, SEPTEMBER 30, 2002	160,338,589	$114,692,985	$3,007,500	$(120,951,599)	$(30,144)	$(3,281,258)
Exercise of stock options	1,500,000	68,000				68,000
Sale of stock under ESPP	21,159	899				899
Sale of stock	60,000,000	3,000,000				3,000,000
Net loss				(3,707,503)		(3,707,503)
Translation adjustments				(30,144)	30,144	—

Comprehensive loss						(3,707,503)

BALANCE, SEPTEMBER 30, 2003	221,859,748	$117,761,884	$3,007,500	$(124,689,246)	$—	$(3,919,862)

See Notes to Consolidated Financial Statements

4-D NEUROIMAGING

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years ended September 30,
	2003	2002
OPERATING ACTIVITIES
Net loss	$(3,707,503)	$(10,038,122)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Impairment of goodwill	—	5,973,850
Depreciation	99,550	285,553
Amortization of minimum royalty obligation	102,335	97,795
Gain on sale of Neuromag Oy	(455,093)	—
Changes in operating assets and liabilities, excluding effects of acquisition:
Restricted cash	17,310	528,344
Accounts receivable	(56,338)	2,769,679
Inventories	527,399	3,172,816
Prepaid expenses and other current assets	(307,505)	698,066
Payment of royalty obligation	—	(194,317)
Other assets	(5,007)	34,849
Accounts payable	(104,794)	(453,914)
Accrued liabilities	(220,540)	(161,581)
Accrued salaries and employee benefits	(123,175)	(60,130)
Customer deposits	1,105,086	(5,923,736)
Deferred revenue	(387,438)	480,258
Interest payable	106,785	33,403

Net cash used in operating activities	(3,408,928)	(2,757,187)

INVESTING ACTIVITIES
Payments on capital leases	(13,952)	(11,281)
Payments for property and equipment	(23,340)	(164,487)
Proceeds from sale of Neuromag Oy	4,000,000	—

Net cash provided by (used in) investing activities	3,962,708	(175,768)

FINANCING ACTIVITIES
Proceeds from issuance of common stock	3,000,000	1,993,430
Proceeds from notes payable	1,000,000	723,244
Proceeds from employee stock purchase plan	899	—
Repayment of notes payable	(4,040,000)	—

Net cash provided by (used in) financing activities	(39,101)	2,716,674

Effect of exchange rate changes	—	204,639

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	514,679	(11,642)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	166,697	178,339

CASH AND CASH EQUIVALENTS AT END OF YEAR	$681,376	$166,697

See Notes to Consolidated Financial Statements

4-D NEUROIMAGING

CONSOLIDATED STATEMENTS OF CASH FLOWS

SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

	Years ended September 30,
	2003	2002
Stock exchange for professional services	$68,000	$—

SUPPLEMENTAL DISCLOSURES:
Cash paid for interest	$93,239	$—

Cash paid for income sales	$800	$800

See Notes to Consolidated Financial Statements

4-D Neuroimaging

Notes to Consolidated Financial Statements

Note 1.    Summary of Organization and Significant Accounting Policies

Organization

        4-D Neuroimaging was founded in 1970 as a California corporation and is engaged primarily in the business of developing, manufacturing and selling medical imaging systems to medical institutions. The magnetic source imaging, or MSI, systems the Company has developed measure magnetic fields created by the human body for the noninvasive diagnosis of certain medical disorders. The Company's operations are located in the United States and Germany and formerly Finland.

Principles of Consolidation

        The consolidated financial statements include the accounts of the Company, Biomagnetic Technologies GmbH, a wholly owned foreign subsidiary located in Germany, and Neuromag Oy, a wholly owned foreign subsidiary located in Finland. All material intercompany balances and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

        The Company considers all unrestricted highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The carrying value of cash equivalents approximates fair value.

Credit Risk

        It is the Company's practice to place its cash equivalents in high quality money market securities with one major banking institution. Periodically, the Company maintains cash balances at this institution that exceed the Federal Deposit Insurance Corporation insurance limit of $100,000 per bank. The Company considers its credit risk associated with cash and cash equivalents to be minimal.

Fair Value of Financial Instruments

        The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximate fair market value because of the short maturity of those instruments. Notes payable approximate fair value due to the risk adjusted market rate of interest.

Accounts Receivable

        Accounts receivable consists primarily of amounts due under contractual sales agreements.

Inventories

        Inventories are carried at the lower of cost or market. Cost is determined on the first-in, first-out basis and includes material, labor and manufacturing overhead costs. Technological changes could result in excess or obsolete inventory. To minimize this risk, the Company evaluates inventory levels and expected usage on a periodic basis and records adjustments as required.

Property and Equipment

        Property and equipment is valued at cost. Depreciation is generally computed using the straight-line method over estimated useful lives of three to ten years. Improvements to leased properties are amortized over their estimated useful lives or lease periods whichever is shorter. Maintenance and repairs are charged to expense as incurred and the costs of additions and betterments that increase the useful lives of related assets are capitalized. Depreciation expense was approximately $100,000 and $286,000 for fiscal years 2003 and 2002, respectively.

Goodwill

        In June 2001, the Financial Accounting Standards Board, or FASB, issued Statement of Financial Accounting Standards, or SFAS, No. 142, "Goodwill and Other Intangible Assets."

        The Company adopted SFAS No. 142 in fiscal year 2002, as of October 1, 2001. The value of goodwill was $2,204,000 and $8,177,000 as of September 30, 2002 and 2001, respectively. Goodwill recognized in the acquisition of Neuromag Oy was being amortized on a straight-line basis over eight years. The goodwill amortization was approximately $1,319,000 and $1,141,000 for the years ended September 30, 2001 and 2000, respectively.

        The Company recorded an impairment of goodwill for $5,974,000 in fiscal year 2002. The impairment of goodwill resulted from the sale of Neuromag Oy, for $4,000,000 less shareholder's equity of approximately $1,796,000 as of September 30, 2002 (see Note 3 of the consolidated financial statements).

Long-Lived Assets

        The Company assesses potential impairments to its long-lived assets when there is evidence that events or changes in circumstances have made recovery of the asset's carrying value unlikely. An impairment loss is recognized when the sum of the expected future net cash flows is less than the carrying amount of the asset.

Income Taxes

        Income taxes are accounted for using the liability method. Deferred income tax assets or liabilities are recognized based on the temporary differences between financial statement and income tax bases of assets and liabilities using enacted tax rates in effect for the years in which the differences are expected to reverse. Valuation allowances are recorded when the realization of deferred tax assets are uncertain.

Revenue Recognition

        Standard terms for product sales generally provide for payment of 30%-40% of the contracted purchase price upon placement of the order, 40%-50% upon shipment, and the remaining balance is due upon final customer acceptance. The Company recognizes revenue at the time of customer acceptance. Service revenues, from a one-year service period following a sale, are deferred and recognized over the related service period.

        Product service and contract revenues are recognized as the services are performed.

Research and Development

        Research and development costs are expensed as incurred.

Software Development Costs

        Costs relating to the development of software, after technological feasibility is established, are required to be capitalized. The Company has expensed all software development costs as incurred as technological feasibility is not reached until product testing is complete, which generally coincides with product release.

Stock-Based Compensation Accounting

        The Company has elected to measure compensation expense for its stock-based employee compensation plans using the intrinsic value method prescribed by Accounting Principle Board Opinion No. 25, "Accounting for Stock Issued to Employees," and have provided pro forma disclosures as if the fair value based method prescribed by the Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation" had been utilized.

Reverse Split

        The financial statements do not reflect the Reverse Split.

Net Loss per Share

        Basic and diluted net loss per share is computed in accordance with Statement of Financial Accounting Standards No. 128 "Earnings Per Share," based upon the weighted average number of common shares outstanding. Potentially dilutive securities, consisting of stock options, are anti-dilutive and are excluded from the computation of diluted net loss per share.

Foreign Currency Remeasurement and Translation

        The functional currency of the Company's German subsidiary is the U.S. dollar. The monetary assets and liabilities of the German subsidiary are remeasured into the U.S. dollar at the exchange rate in effect at the balance sheet date while nonmonetary items are remeasured at historical rates. Revenues and expenses are remeasured at average exchange rates for the period. Remeasurement gains or losses of the foreign subsidiary are recognized currently in consolidated operations. For the years ended September 30, 2003 and 2002, such gains and losses have not been significant.

        The functional currency of the Company's Finnish subsidiary is the Eurodollar. The functional currency of the Company's Finnish subsidiary changed as of October 1, 2001 to the Eurodollar from the Finnish Marka as required by local regulations. This change in currency has had no significant impact on the Company's financial position, results of operations or its cash flow. Assets and liabilities of the Finnish subsidiary are translated into U.S. dollars at the exchange rate in effect at the balance sheet date and revenues and expenses are translated at average exchange rates for the period. Translation gains and losses are reflected as a component of accumulated other comprehensive loss in shareholders' deficit.

Recent Authoritative Pronouncements

        In connection with the Company's adoption of FASB interpretation No. 45 (FIN 45), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Guarantees of indebtedness of Others," the following disclosures are made with respect to the Company's product warranties.

        We provide a limited warranty for our products. A provision for the estimated warranty cost is recorded at the time revenue is recognized. Costs of repair or replacement are established and charged to cost of sales at the time the related service is rendered. The amount of liability to be recorded is based on management's best estimates of future warranty costs after considering historical and projected product failure rates and product repair costs. The Company's standard product warranties are for one year, although in some agreements, it may warrant products for periods in excess of one year. The Company had approximately $258,000 warranty accruals at September 30, 2002. The following table summarizes the activity related to product warranty accruals for the year ended September 30, 2003:

(in thousands)
Balance at September 30, 2002	$258
Increase in warranties related to system installation	512
Warranty activity in the period	(216)

Balance at September 30, 2003	$554

        The Company also undertakes indemnification obligations in the ordinary course of business related to its products, the licensing of its software, and the issuance of securities. Under these arrangements, the Company may indemnify other parties such as business partners, customers, and underwrites, for certain losses suffered, claims of intellectual property infringement, negligence and intentional acts in the performance of services, and violations of laws including certain violations of securities laws. The Company's obligation to provide such indemnification in such circumstances would arise if, for example, a third party sued a customer for intellectual property infringement and the Company agreed to indemnify the customer against such claims. The Company is unable to estimate with any reasonable accuracy the liability that may be incurred pursuant to its indemnification obligations. Some of the factors that would affect this assessment include, but are not limited to, the nature of the claim asserted, the relative merits of the claim, the financial ability of the parties, the nature and amount of damages claimed, insurance coverage that the Company may have to cover such claims, the willingness of the parties to reach settlement, if any. Because of the uncertainty surrounding these circumstances, the Company's indemnification obligations could range from immaterial to having a material adverse impact on its financial position and its ability to continue in the ordinary course of business.

        In June 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This statement requires the classification of gains or losses from the extinguishments of debt to meet the criteria of Accounting Principles Board, or APB, Opinion No. 30 "Reporting the Results of Operations—Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions" before they can be classified as extraordinary in the income statement. Those companies that use debt extinguishments as a part of their risk management strategy are required to classify the gain or loss from extinguishments of debt as a part of operating income in the income statement. The Company adopted SFAS No. 145 during the quarter ended December 31, 2002 with no material impact.

        In September 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." This statement addresses financial accounting and reporting for costs associated with exit or disposal activities. This statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. The provisions of this statement are effective for exit or disposal activities that are initiated after December 31, 2002. The Company adopted SFAS No. 146 during the quarter ended December 31, 2002. There were no additional costs associated with the sale of Neuromag Oy other than the costs reflected in the financial statements and disclosed in Note 3, Sale of Finnish Subsidiary Neuromag Oy.

        In November 2002, the FASB issued FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others."

This interpretation addresses the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under guarantees. This interpretation also clarifies the requirements related to the recognition of a liability by a guarantor at the inception of a guarantee for the obligations that the guarantor has undertaken in issuing that guarantee. Management has assessed the impact of this interpretation and believes it has no material impact.

        In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation—Transition and Disclosure." This statement amends FASB statement No. 123 to provide accounting guidance related to stock based employee compensation. SFAS No. 123, as amended, encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to continue to account for stock- based compensation using the intrinsic value method prescribed in APB Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations for all periods presented. Accordingly, compensation cost for stock options is measured as the excess, if any, of the fair value of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock.

        The following table summarizes the impact on the Company's net loss had compensation cost been determined based upon the fair value at the grant date for awards under the stock option plans consistent with the methodology prescribed under SFAS No. 123 (in thousands, except per share data):

	Years Ended September 30,
	2003	2002
Net loss, as reported	$(3,708)	$(10,038)
Add: Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	10	109

Pro forma net loss	$(3,718)	$(10,147)

Basic and diluted loss per share:
As reported	$(0.018)	$(0.066)
Pro forma	$(0.018)	$(0.066)

        The Company accounts for stock options granted to non-employees using the fair value method. Compensation expense for options granted to non-employees has been determined in accordance with Emerging Issues Task Force, or EITF, No. 96-18, "Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling, Goods or Services", as the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. Compensation expense for options granted to non-employees is periodically remeasured as the underlying options vest and is recorded as expense and deferred compensation in the financial statements.

        Holders of common stock are entitled to one vote per share. Basic earnings per share are computed by dividing net income or loss by the weighted average of common shares outstanding during the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock (warrants to purchase common stock and common stock options using the treasury stock method) were exercised or converted into common stock. Potential common shares in the diluted earnings per share computation are excluded when their effect would be antidilutive.

        In January 2003, the FASB issued FASB Interpretation No. 46. "Consolidation of Variable Interest Entities." This interpretation clarifies the application of Accounting Research Bulletin No. 51,

"Consolidated Financial Statement", to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. It further clarifies whether an entity shall be subject to consolidation according to the provisions of this interpretation, if by design, certain conditions exist. Management has assessed the impact of this interpretation and believes it has no material impact.

        In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristic of both Liabilities and Equities." This statement establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances) because that financial instrument embodies an obligation of the issuer. Management has assessed the impact of this statement and believes it has no material impact.

Use of Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of these financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications

        Certain prior year balances have been reclassified to conform to the current year presentation.

Risks and Uncertainties

        The Company is dependent on continued financing from investors and obtaining new customers to sustain operations and other activities necessary to commercialize their products. In addition to current working capital, management is seeking additional financing in order to fund its future activities. There is no assurance, however, that such financing will be available, if and when needed, or if available, such financing will be completed on commercially favorable terms, nor that development and other activities in connection with its products will be successful.

Note 2.    Liquidity and Going Concern

        These financial statements have been prepared assuming that the Company will continue as a going concern. The Company has operating and liquidity concerns, has incurred a loss of $3,708,000for the year ended September 30, 2003, an accumulated deficit of $124,689,000 through the fiscal year ended September 30, 2003, and as of that date, current liabilities exceeded current assets by $1,717,000. These factors, among others, create substantial doubt about the Company's ability to continue as a going concern. There can be no assurance that the Company will be able to successfully acquire the necessary capital to continue their operations. Management's plans to acquire future funding include additional product sales and seeking additional equity investments through private placements.

Note 3.    Sale of Finnish Subsidiary Neuromag OY

        In December 1999, the Company acquired Neuromag Oy, located in Helsinki Finland for $10 million in cash and an interest-free minimum royalty obligation of $312,500 per year for eight years

(totaling $2.5 million) to Marconi Medical Systems, Inc., Cleveland, Ohio. The funds for the purchase were provided by a loan from AIG Private Bank Ltd. ("AIG") totaling $11 million secured by 100% of the outstanding and issued capital stock of Neuromag Oy and guaranteed by an entity unaffiliated with the Company.

        In April 2001, approximately $8,951,000 of the debt to AIG was cancelled in exchange for 42,623,810 shares of common stock of the Company as part of a private placement transaction with specified investors in accordance with Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. The common stock was issued at a per-share price of $0.21.

        The remainder of the AIG bank loan was restructured. The restructured AIG loan in the principal amount of approximately $3,357,000 matured in July 2002, at which time the Company defaulted on the loan.

        Due to changes in the business environment and to satisfy the debt to AIG the Company decided to sell its Finnish subsidiary, Neuromag Oy. The subsidiary was sold to Vaandramolen Holding BV, or VHBV, in October 2002, for a total of $4,000,000 in cash. $3,694,000 of the proceeds were used to fully pay the AIG bank debt, $100,000 were used to pay part of the existing intercompany debt and the remainder for general corporate purposes.

        The Company adopted SFAS No. 142 in fiscal year 2002, which requires that goodwill and certain intangibles no longer be amortized, but instead tested for impairment at least annually. Therefore, there was no goodwill amortization in fiscal year 2002, compared to $1,319,000 in fiscal year 2001. In the Company's consolidated financial statements dated September 30, 2002, the Company recognized a goodwill impairment of $5,974,000 due to the sale of the Company's Finnish subsidiary in October 2002. The Company retains responsibility for the royalty obligations to Marconi after the sale of Neuromag Oy.

        The Company adopted SFAS No. 144 in fiscal year 2002, which requires that adjustments to amounts previously reported in discontinued operations that are directly related to the disposal of component of an entity in a prior period be classified separately in the current period in discontinued operations. Pursuant to the sale of Neuromag Oy in October 2002, the resolution of liability obligations directly related to the sale resulted in the Company recognizing a net recorded gain of $455,000 on the sale of the Company's Finnish subsidiary for the fiscal year ended September 30, 2003.

Note 4.    Financing and Equity Arrangements

        For the past two years the Company has had significant liquidity concerns. The Company incurred a loss of $3,708,000 for the year ended September 30, 2003, had an accumulated deficit of $124,689,000 through the fiscal year ended September 30, 2003, and as of that date, current liabilities exceeded current assets by $1,717,000.

        On or about November 5, 2002, the Company entered into another line of credit with AIG Bank in the amount of $1,000,000. Proceeds were used to pay off two unsecured loans from members of the Company's board of directors, each in the amount of $125,000 to pay off the unsecured loan from MATRUST, S.L., for $100,000, no interest was charged, to pay off the unsecured loan from International Sequoia Investment Ltd. for $100,000, no interest was charged and to pay off certain accounts payable in the amount of $120,000 to Dr. Galleon Graetz, a member of the board of directors and a consultant for the Company. All of these amounts, totaling $570,000, were then pledged by the respective parties as collateral against the loan. The remaining amount was used for general corporate purposes.

        Additionally, Mr. Egli, a member of the Company's board of directors, provided a personal guarantee of $500,000 and the Company pledged its patent portfolio and a Magnes 2500 WH system, currently installed at the University of Alabama, to which the Company retains title.

        Also, the Company issued 60,000,000 shares of its common stock representing approximately 29% of its outstanding voting securities in a private placement transaction with Swisspartners Investment Network AG in accordance with Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended, which was consummated on or about December 27, 2002. The common stock was issued at a per-share price of $0.05, in exchange for cash in the amount of $3,000,000.

Note 5.    Debt

        In January 2002, 4-D Neuroimaging obtained two $125,000 unsecured loans, one from Enrique Maso and one from Swisspartners Investment Network Ltd., or Swisspartners, with an interest rate of 8% per annum. In August 2002, 4-D Neuroimaging obtained two $100,000 unsecured loans, one from MATRUST, S.L. and one from International Sequoia Investment Ltd., with an interest rate of 8% per annum. The principal amounts of the loans were repaid in November 2002, accrued interest for Enrique Maso was recorded as a gain on extinguishment of debt and is reflected in other income on the statement of operations. The accrued interest for Swisspartners was due and payable in March 2003 and paid in April 2003.

        In November 2002, the Company entered into another line of credit with AIG Bank for $1,000,000. The interest on the line of credit is 4.17% and initially the line of credit was due and payable November 5, 2003. In January 2003 the maturity of the line of credit was extended until May 31, 2004. Proceeds were used to pay off the two $125,000 unsecured loans from Enrique Maso and Swisspartners, the two $100,000 unsecured loans from MATRUST, S.L. and International Sequoia Investment Ltd. and to pay certain accounts payable in the amount of $120,000 to Dr. Galleon Graetz, a member of the board of directors and a consultant for the Company. All of these amounts, totaling approximately $570,000, were then pledged by the respective parties as collateral against the loan. The remaining amount was used for general corporate purposes.

        As additional collateral against the loan, Mr. Egli, a member of the Company's board of directors, provided a personal guarantee of $500,000 and the Company pledged its patent portfolio and a Magnes 2500 WH system, currently installed at the University of Alabama, to which the Company retains title.

Note 6.    Segment and Geographic Information

        The Company operates in one segment that includes developing, manufacturing and selling MSI products. The Company's operations can be divided into three markets: the basic research market, the clinical applications development market, and the commercial clinical market. Substantially all of its revenues have been derived from, and substantially all its assets have been devoted to, the basic research market. The following table summarizes the Company's continuing operations of its revenues and long lived assets, excluding intangible, deferred tax and prepaid assets.

        In October 2002, the Company sold its Finnish subsidiary, Neuromag Oy, and these operations have been accounted for as discontinued operations for all of the periods presented and are not included in the segment data.

	Years Ended September 30,
	2003	2002
Revenues:
North America	$2,148,162	$4,149,604
Europe	557,011	983,905
Asia	103,656	169,080

	$2,808,829	$5,302,589

Long lived assets:
North America	116,956	193,033
Europe	38,586	40,029

	$155,542	$233,062

Note 7.    Concentrations of Risk

Customer Concentrations

        On average, the Company's MEG systems generally sell for approximately $1.0—$2.5 million, resulting in significant concentrations of revenues and accounts receivable. For the year ended September 30, 2003 two customers represented 49% and 14% of product revenues, respectively. For the year ended September 30, 2002 seven customers represented 18%, 18%, 18%, 11%, 9%, 9% and 5% of product revenues, respectively.

Distributor and Vendor Concentrations

        In January 2000, the Company entered into an exclusive distributor agreement to market, sell, distribute and service its MEG products in certain regions of Asia, including Japan, for an initial period of three years.

Note 8.    Consolidated Financial Statement Information

        In October 2002, the Company sold its Finnish subsidiary, Neuromag Oy, and these operations have been accounted for as discontinued operations for all of the periods presented and are not included in the segment data.

        Inventories consist of the following as of September 30:

	2003	2002
Finished goods	$803,005	$1,278,005
Work-in-process	1,976,501	2,006,716
Raw materials	156,014	246,607

	$2,935,520	$3,531,328

        Net property and equipment consists of the following as of September 30:

	2003	2002
Machinery and equipment	$1,481,778	$3,700,194
Office furniture and equipment	1,082,437	1,416,235
Leasehold improvements	1,401,798	1,401,798

	3,966,013	6,518,227
Less accumulated depreciation	(3,810,471)	(6,285,362)

	$155,542	$232,865

        Accrued liabilities consist of the following as of September 30:

	2003	2002
Warranty allowance	$554,167	$258,333
Accrued interest	303,152	114,267
Collaboration Agreement-MGH	—	130,417
Other	139,611	124,140

	$996,930	$627,157

Note 9.    Income Taxes

        The components of deferred tax assets at September 30, 2003 and 2002 are as follows:

	2003	2002
Net operating loss carryforwards	$16,175,000	$15,462,000
Tax credits	1,096,000	1,096,000
Capitalized research and development costs	216,000	372,000
Allowances	1,095,000	869,000
Capital loss and contribution carryforwards	2,992,000	—
Other	239,000	310,000

	21,813,000	18,109,000
Valuation allowance	(21,813,000)	(17,521,000)

Net deferred tax assets	$—	$588,000

        A valuation allowance for substantially all of the deferred tax assets has been provided because realization of such future tax benefits cannot be assured. The fiscal year 2002 net deferred tax assets are attributable to the operations of Neuromag Oy. The Company's provision for income taxes in fiscal years 2003 and 2002 consists of $800 of minimum state taxes. The Company has approximately $44,400,000 and $18,400,000 of Federal and State net operating loss carryforwards, which will expire at various dates through 2022. As a result of ownership changes (as defined by Section 382 of the Internal Revenue Code of 1986, as amended) which occurred in fiscal year 1995 and fiscal year 1997, the Company's Federal tax loss carryforwards generated prior to fiscal year 1997 have been limited to a total of approximately $14,039,000 of which approximately $930,000 can be utilized per year as of September 30, 2003. Any additional ownership changes may further limit the utilization of the net operating loss carryforwards.

        The provision for income taxes reconciles to the amount computed by applying the federal statutory rate to loss before provision for income taxes as follows:

	2003	2002
Computed expected federal tax benefit	$(1,243,878)	$(3,412,961)
State taxes, net of federal benefit	(213,289)	(585,723)
Change in valuation reserve	4,292,000	1,351,800
Impairment of goodwill	—	2,379,385
Tax loss on subsidiary sale	(2,987,918)	—
Other	153,885	268,299

Provision for income taxes	$800	$800

Note 10.    Commitments and Contingencies

Lease Commitments

        Cost of equipment under capital leases included in property and equipment in the accompanying consolidated balance sheets totaled $69,363 with related accumulated depreciation of $57,803 as of September 30, 2003.

        The Company leases its facility pursuant to a five-year lease agreement. In February 2003, we signed a new five-year lease agreement with the owners of the property where our headquarters are located in San Diego. The lease expires in February 2008. The leased space has been reduced to approximately 46,000 square feet and the average monthly lease payment for the first year and over the term of the lease will be approximately $35,000 and $52,000 respectively. We sublease approximately 450 square feet of the leased facility on a month-to-month basis to one company for a net monthly rent of approximately $425.

        The branch office in Germany leases approximately 3,000 square feet at Gruener Weg 82, D-5100 Aachen, Germany pursuant to a year-to-year lease agreement expiring in December 2003. Monthly lease payments are approximately $2,000. Sales and service for the European operations are conducted from the German facility.

        Approximate minimum future lease payments excluding Neuromag Oy (net of sub-lease payments) as of September 30, 2003 are as follows:

Year Ending September 30,	Capital Leases	Operating Leases
2004	$7,893	$438,192
2005	—	520,208
2006	—	596,205
2007	—	616,028
2008	—	260,520
Thereafter	—	—

	7,893	$2,431,153

Less amount representing interest	(256)

Present value of obligations under capital leases	7,637
Current portion	(7,637)

	$—

        Total rent expense was approximately $576,000 and $772,000 for the years ended September 30, 2003 and 2002, respectively.

Clinical Collaborations

        The Company is currently involved with clinical collaboration agreements with certain medical institutions utilizing the Company's MEG systems for research. Under terms of the agreements, the Company provided certain services, product and technical support and under one agreement is entitled to revenue sharing from medical reimbursements received. During fiscal years 2003 and 2002, the Company incurred approximately $19,000 and $65,000, respectively, of expenses related to those agreements and at September 30, 2003, the Company had no further commitments of this type. During fiscal years 2003 and 2002, revenue sharing of approximately $177,000 and $141,000, respectively, was recognized.

Legal Matters

        In the ordinary course of business, the Company is subject to claims and, from time to time, is named in various legal proceedings. In the opinion of management, the amount of ultimate liability, if any, with respect to any actions will not materially affect the financial position or results of operations of the Company.

Note 11.    Shareholders' Equity

Common Stock

        For fiscal year ended 2003, the common shares authorized increased from 300,000,000 to 500,000,000 shares.

        On or about April 26, 2001, the Company issued 59,549,081 shares of its common stock representing approximately 41% of its outstanding voting securities in a private placement transaction with specified investors in accordance with Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. The common stock was issued at a per-share price of $0.21, in exchange for cancellations of indebtedness in the aggregate amount of $10,505,307 and cash in the aggregate sum of $2,000,000.

        The $10,505,307 in cancellations of indebtedness consisted of a partial cancellation of indebtedness in the amount of $8,951,000 by AIG Bank according to a letter agreement dated on or about April 25, 2001 between AIG Bank and 4-D Neuroimaging, full cancellations of indebtedness in the amounts of $872,867 and $224,875 by Swisspartners, a full cancellation of indebtedness in the amount of $224,875 by MATRUST, S.L., a full cancellation of indebtedness by Sequoia, in the amount of $224,875, and a full cancellation of indebtedness in the amount of $6,815 from Amaldos, S.A. The full cancellations of indebtedness entered into between the Company and each of Amaldos, S.A., MATRUST, S.L., Sequoia and Swisspartners represent the portion of the debt assigned to each such entity by BDN upon its reduction of capital. Martin Egli, a member of the Company's board of directors, is also a member of the board of directors of AIG Bank and is a managing partner of Swisspartners. Dr. Maso, a member of the Company's board of directors, is a majority shareholder in MATRUST, S.L. Mr. Velasco, a member of the Company's board of directors, owns the majority of the outstanding shares of Sequoia.

Stock Option Plans

        The Company has various incentive and non-qualified stock option plans which provide that options to purchase shares of common stock may be granted to key employees and others at an option price of at least fair market value at the date of grant and vest over a maximum period of four years from the date of grant. The exercise period for each option is not to exceed 10 years from the date of grant. On December 31, 1996, the Company's 1987 Incentive Stock Option Plan that provided options to purchase up to 5,000,000 shares of common stock expired. At January 1, 1997, the 1997 Incentive Stock Option Plan was approved by the board of directors authorizing options to purchase 3,000,000 shares of common stock. In May 1999, March 2000, March 2002 and March 2003 shareholders approved amendments of the 1997 Incentive Stock Option Plan, increasing the number of shares authorized for issuance to 80,000,000 shares of common stock.

        The following table summarizes option plan activity:

	Options	Weighted Average Exercise Price
Outstanding at September 30, 2001	5,483,119	$0.38
Granted	250,000	$0.14
Canceled	(69,700)	$0.27
Exercised	(200,000)	$0.15

Outstanding at September 30, 2002	5,463,419	$0.37
Granted	1,540,000	$0.05
Canceled	(645,900)	$0.30
Exercised	(1,500,000)	$0.05

Outstanding at September 30, 2003	4,857,519	$0.37

        The following table summarizes stock options outstanding as of September 30, 2003:

	Outstanding			Vesting
Range of Exercise Prices	Options	Weighted-Avg. Remaining Contractual Life In Years	Weighted Average Exercise Price	Options	Weighted Average Exercise Price
$0.06 - 0.20	142,000	6.71	$0.13	134,500	$0.13
$0.21 - 0.28	1,776,050	5.69	$0.23	1,776,050	$0.23
$0.32 - 0.37	45,000	5.40	$0.34	45,000	$0.34
$0.42 - 0.50	2,875,569	3.53	$0.47	2,875,569	$0.47
$0.59 - 0.75	18,900	4.74	$0.69	18,275	$0.69

	4,857,519	4.43	$0.37	4,849,394	$0.37

        If the Company had elected to recognize stock-based employee compensation costs (including the Company's Employee Stock Purchase Plan) based on the fair value on the date of grant consistent with the provisions of SFAS No. 123, net loss and basic and diluted net loss per share would have been increased to the following amounts:

	2003	2002
Pro forma net loss	$(3,717,200)	$(10,147,390)
Pro forma basic and diluted net loss per share	$(0.018)	$(0.066)

        As required by SFAS No. 123, the Company provides the following disclosure of hypothetical values for their outstanding stock options. The options are valued between $0.02 and $0.03 for the years ended September 30, 2003 and 2002. This value was estimated using the Black-Scholes option pricing model with the following weighted-average assumptions for fiscal years ended September 30, 2003 and 2002: expected dividend yield of 0%, expected volatility is between 2.50 and 2.61, risk free interest rate of 2.51% to 6.88% and expected life between 5 and 10 years.

        The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. Option valuation models also require the input of highly subjective assumptions such as expected option life and expected stock price volatility. Because the employee stock-based compensation plans have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, the Company believes that the existing option valuation models do not necessarily provide a reliable single measure of the fair value of awards from those plans.

Employee Stock Purchase Plan

        In January 2002 the Company established another Employee Stock Purchase Plan in which eligible employees may use funds from accumulated payroll deductions to purchase shares of common stock at the end of designated purchase periods. Employees may contribute up to 15% of their base salary toward such purchases, not to exceed $25,000 per calendar year. The purchase price is the lesser of 85% of the fair market value of common stock determined at the beginning or end of the purchase period. In October 2003 the Company elected to discontinue the plan, due to the low participation and high administrative costs.

Note 12.    Employee Benefit Plans

        The Company maintains a defined contribution 401(k) plan (the "Plan") for substantially all of its U.S. employees. Those employees who participate in the Plan are entitled to make contributions up to the IRS statutory contribution limits. Company contributions to the Plan are discretionary as determined by the board of directors and the Company did not contribute any funds to the Plan in fiscal years 2003 or 2002.

Note 13.    Selected Quarterly Data (Unaudited)

        Unaudited quarterly data for fiscal years 2003 and 2002 is presented below: (In thousands, except per share data)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
2003
Net revenues	$704	$202	$193	$1,709
Gross margin	$17	$(147)	$(56)	$(103)
Net income (loss)	$676	$(1,093)	$(1,879)	$(1,412)
Basic and diluted net income (loss) per share	$0.004	$(0.005)	$(0.008)	$(0.006)
2002
Net revenues	$745	$2,211	$2,109	$238
Gross margin	$(119)	$380	$622	$(738)
Net income (loss)	$(1,216)	$(826)	$254	$(8,250)
Basic and diluted net income (loss) per share	$(0.01)	$(0.01)	$0.002	$(0.05)

4-D NEUROIMAGING

SCHEDULE II—VALUATION AND QUALIFYING ACCOUNTS

Description	Balance at Beginning of Period	Charged to Costs and Expenses	Deductions		Balance at End of Period
Allowance for doubtful accounts
Fiscal Year 2003	$216,124	$68,328	$—		$284,452
Fiscal Year 2002	$210,000	$6,124	$—		$216,124
(A) Collection of previously reserved amounts
Allowance for obsolete and slow moving inventory
Fiscal Year 2003	$1,487,707	$190,000	$1,468	(B)	$1,676,239
Fiscal Year 2002	$1,334,997	$170,000	$17,290	(B)	$1,487,707
(B) Sale or disposal of items under allowance

ANNEX C

4-D NEUROIMAGING

PRO FORMA CONSOLIDATED BALANCE SHEET

	September 30, 2003		Pro forma Adjustments	Pro forma
	(audited)		(unaudited)	(unaudited)
ASSETS
Cash and cash equivalents	$681,376	a)	$(162,000)	$519,376
Restricted cash	—			—
Accounts receivable, less allowance for doubtful accounts of $284,452 in 2003	422,255			422,255
Inventories	2,935,520			2,935,520
Prepaid expenses and other current assets	507,904			507,904

Total current assets	4,547,055			4,385,055
Property and equipment, net	155,542			155,542
Other assets	57,314			57,314

TOTAL ASSETS	$4,759,911			$4,597,911

LIABILITIES AND SHAREHOLDERS' DEFICIT
Notes payable	$1,000,000			$1,000,000
Accounts payable	1,780,544	b)	(157,950)	1,622,594
Accrued liabilities	996,930			996,930
Accrued salaries and employee benefits	375,136			375,136
Customer deposits	1,640,835			1,640,835
Deferred revenues	150,715			150,715
Current portion of royalty obligation	312,000			312,000
Current portion of capital lease obligations	7,637			7,637

Total current liabilities	6,263,797			6,105,847
Royalty obligation, net of current portion	1,128,041			1,128,041
Customer deposits	1,107,518			1,107,518
Deferred revenues	180,417			180,417

Total liabilities	8,679,773			8,521,823

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' DEFICIT
Common stock—no par value; 500,000,000 shares authorized; 221,859,748 are issued and outstanding in 2003	117,761,884	a)	(162,000)	117,599,884
Additional paid-in capital	3,007,500			3,007,500
Accumulated deficit	(124,689,246)	b)	157,950	(124,531,296)

Total shareholders' deficit	(3,919,862)			(3,923,912)

TOTAL LIABILITIES & SHAREHOLDERS' DEFICIT	$4,759,911			$4,597,911

a)
Cash used in buy back

b)
Estimated annual cost savings in compliance with the

4-D NEUROIMAGING

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

	September 30, 2003		Pro forma Adjustments	Pro forma
	(audited)		(unaudited)	(unaudited)
REVENUES
Product sales	$1,917,268			$1,917,268
Product services	891,561			891,561

	2,808,829			2,808,829

COST OF REVENUES
Product	2,468,737			2,468,737
Product services	628,458			628,458

	3,097,195			3,097,195

GROSS MARGIN	(288,366)			(288,366)

OPERATING EXPENSES
Research and development	882,763			882,763
Marketing and sales	1,520,416			1,520,416
General and administration	1,623,762	b)	$(157,950)	1,465,812

	4,026,941			3,868,991

OPERATING LOSS	(4,315,307)			(4,157,357)
Interest expense	(391,035)			(391,035)
Interest income	3,779			3,779
Other income, net	540,767			540,767

LOSS BEFORE PROVISION FOR INCOME TAXES AND DISCONTINUED OPERATIONS	(4,161,796)			(4,003,846)
Provision for income taxes	800			800

NET LOSS FROM OPERATIONS	(4,162,596)			(4,004,646)
DISCONTINUED OPERATIONS
Income from discontinued operations	455,093			455,093

NET LOSS	$(3,707,503)			$(3,549,553)

BASIC AND DILUTED NET INCOME (LOSS) PER SHARE
Loss from operations	$(0.020)			$(0.096)
Earnings from discontinued operations	0.002			0.01

Loss per share	$(0.018)			$(0.086)

Ratio of earnings to fixed charges	—			—

Weighted average number of common shares outstanding	206,518,249			41,303,650

COMPREHENSIVE LOSS:
Net loss	$(3,707,503)			$(3,549,553)
Cumulative translation adjustment	—			—

Comprehensive loss	$(3,707,503)			$(3,549,553)

b)
Estimated annual cost savings in compliance with the Periodic Reporting Obligations

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NOTICE OF ACTION TAKEN BY WRITTEN CONSENT OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK OF 4-D NEUROIMAGING
TABLE OF CONTENTS
SUMMARY TERM SHEET
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
SPECIAL FACTORS
THE REVERSE SPLIT
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
MARKET FOR OUR COMMON STOCK AND DIVIDEND POLICY
INFORMATION CONCERNING 4-D NEUROIMAGING
OTHER MATTERS
ANNEX A EIGHTH AMENDED AND RESTATED ARTICLES OF INCORPORATION OF 4-D NEUROIMAGING,
REPORT OF INDEPENDENT ACCOUNTANTS
ANNEX B 4-D NEUROIMAGING CONSOLIDATED BALANCE SHEETS
4-D NEUROIMAGING CONSOLIDATED STATEMENTS OF OPERATIONS
4-D NEUROIMAGING CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)
4-D NEUROIMAGING CONSOLIDATED STATEMENTS OF CASH FLOWS
4-D NEUROIMAGING CONSOLIDATED STATEMENTS OF CASH FLOWS
4-D Neuroimaging Notes to Consolidated Financial Statements
4-D NEUROIMAGING SCHEDULE II—VALUATION AND QUALIFYING ACCOUNTS
ANNEX C 4-D NEUROIMAGING PRO FORMA CONSOLIDATED BALANCE SHEET
4-D NEUROIMAGING PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS